Exhibit 14(e)

SCUDDER

401(k) PROGRAM

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A Family of Pure No-Load(TM) Mutual Funds

A Flexible Prototype Plan

Versatile Administrative Systems
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Choose a turn-key 401(k) program or
enhance your current plan with the
Scudder Funds

--------------------
INTRODUCTION
--------------------
Today, more and more successful firms are discovering the advantages of flexible, cost-effective 401(k) plans. Over 80% of the nation's largest companies already have 401(k) plans in place.

The Scudder 401(k) Program consists of the Scudder funds, the Scudder prototype plan, and the Scudder administrative systems.

You can adopt an entire turn-key program, or use the Scudder funds as high quality, performance-driven alternatives to the investments offered by a separately designed 401(k) plan. You will not find a more flexible program.

This brochure is your opportunity to learn all the advantages of the Scudder 401(k) Program. The accompanying booklet "How to select the right Scudder funds for you" is your in-depth guide to the Scudder funds.




Scudder Retirement Plan Specialists are ready to answer any questions you may have about the Scudder 401(k) Program. Call toll-free 1-800-323-6105.

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                                    The
                                  Scudder
                              401(k) Program
                                     |
                                     |
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  |                                  |                             |
  |                                  |                             |
Family of                          Model                    Administrative
Mutual                             Plan                         Systems
Funds                                |
                                     |
                   -------------------------------
                   |                             |
                   |                             |
                Employer                     Employee
              Contributions                Contributions


This brochure is divided into several sections, each highlighting a specific segment of the Scudder 401(k) Program.

                         SCUDDER: OVER 65 YEARS OF
                         EXPERIENCE

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Founded in Boston in          Scudder, Stevens & Clark is one of the
1919 nation's largest and most respected investment counsel firms, managing over $30 billion for individual, corporate, and institutional clients worldwide. Scudder is independent and privately owned.

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First for investors           Right from the start, Scudder has put
                              performance and investor service
                              first.  That's why Scudder introduced
                              the first no-load mutual funds in
                              1928, offered the nation's first
                              international growth fund, and is a
                              leader in offering mutual funds for
                              retirement plans.  Today, Scudder
                              maintains one of the largest
                              independent research staffs in the
                              industry.

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National service              Scudder has offices in eleven cities
network across the country to better serve investors who prefer to conduct business in person. For more information about any of the Scudder funds, you're welcome to visit us in Boston, Chicago, Cincinnati,
                              Cleveland, Houston, Los Angeles, New
                              York, Philadelphia, Portland, San
                              Francisco, or West Palm Beach.


[PHOTO OMITTED]
CAPTION:  Scudder Retirement Plan Specialists
          will work with you when you use the
          Scudder 401(k) program.

                         THE SCUDDER MUTUAL FUNDS
                         FOR YOUR 401(k) PLAN

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Traditional advantages         Choosing the Scudder Funds as
                               investment options for your plan
                               gives you all the traditional
                               advantages of a no-load mutual fund
                               family, like broad diversification,
                               professional management, and more.

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Choice                         Scudder offers you a full range of
                               funds to choose from.  We can help
                               you meet virtually any objective,
                               from capital preservation to high
                               current income to aggressive growth.

                               Many employers prefer a balanced
                               approach when selecting funds for
                               their plan, including at least one
                               money market, income, growth and
                               income, and growth fund.

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Flexibility                    Scudder offers participants free
                               exchange privileges, so they can move
                               among eligible funds as their needs
                               or objectives change.  You can
                               specify the frequency with which
                               these changes are permitted in your
                               plan.

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Low cost                       All of the Scudder funds are pure no-
                               load(TM) (commission-free).  Your
                               employees pay no set-up fees, no
                               maintenance fees, no termination
                               fees, and no sales charges to buy or
                               sell fund shares.

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Convenience                    Scudder fund investors can easily
                               follow the prices of their shares
                               each day in the local paper--or by
                               calling Scudder's toll-free 24-hour
                               price/yield information line.

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Service                        Friendly, professional Service
                               Representatives are always available
                               to answer a question or explain the
                               objectives of a fund.  Scudder is as
                               close as your phone.



[PHOTO OMITTED]
CAPTION:  Scudder's Service Representatives
          can answer your Scudder fund
          questions.

                         ADVANTAGES OF THE SCUDDER
                         401(k) PLAN FOR YOU--THE EMPLOYER

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The Scudder 401(k) plan       The Scudder prototype plan can be used
is flexible                   by a wide variety of employers.  You
                              can amend an existing profit sharing
                              or thrift plan into the Scudder 401(k)
                              plan, or use the Scudder plan to start
                              a new retirement program.

                              The essence of a 401(k) plan is the
                              ability to combine salary deferral
                              contributions from employees with
                              profit sharing contributions from
                              employers, in a single tax-advantaged
                              plan.  The Scudder 401(k) plan offers
                              you all the advantages of a thrift or
                              profit sharing plan, plus the added
                              benefit of a systematic savings
                              program using pre-tax dollars.  It's
                              an attractive, popular plan offering
                              employees a unique opportunity for
                              asset accumulation and favorable tax
                              treatment.

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The Scudder 401(k) plan       The low cost and simplicity of
is cost-effective and         maintaining the Scudder 401(k) plan
convenient                    will surprise you.  You will not incur
                              any fees for using either the Scudder
                              funds or the Scudder prototype plan.

                              Take advantage of the Scudder Plan,
                              and you'll also save the time and
                              expense of writing your own.  Scudder
                              will work to keep you informed so you
                              can keep your plan up-to-date as tax
                              laws change.

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401(k) contributions are      The contributions you make and the pre-
tax-deductible                tax contributions made by your
                              employees are fully tax-deductible by
                              the employer as contributions to a
                              retirement plan.

                              In addition, with a 401(k) plan in
                              place, state unemployment insurance
                              and worker's compensation costs may be
                              reduced because they are based on
                              employee compensation--which is
                              lowered (actually deferred) by
                              participation in your 401(k) plan.

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The Scudder 401(k) plan       Adopting the Scudder 401(k) plan can
will enhance your             improve your firm's image and employee
benefits package              morale.  Most important, you will find
                              it helps you attract, motivate, and
                              retain highly qualified personnel.  A
                              401(k) plan is an innovative,
                              responsive addition to your employee
                              benefits package.

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A 401(k) plan will            The availability of a salary deferral
encourage your employees      plan makes it easy and convenient for
to save for retirement        your employees to invest for their
                              futures.  Changing tax laws make
                              401(k) plans even more attractive
                              alternatives for employees who have
                              lost their IRA deductions.

                         ADVANTAGES OF THE SCUDDER
                         401(k) PLAN FOR YOUR EMPLOYEES

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There are two major      First, your employees can contribute pre-
tax benefits for 401(k)  tax dollars to a 401(k) plan, cutting their
plan participants.       current taxes.

[BAR CHART OMITTED]      Second, all contributions to a 401(k) plan
The Power of Tax-        compound tax-deferred, allowing
Deferred Investing       participants to accumulate substantially
                         greater assets than they could with a
The chart compares tax-  conventional savings program.  Tax-deferred
deferred programs like   compounding is one of the keys to real
the Scudder 401(k)       growth.
with taxable savings
programs over 10, 20,    For example, an employee earning $20,000
and 30 years.            who defers 5% of salary--just $1,000 each
                         year--would build an account worth over
                         $170,000 after 30 years (before taxes)
                         assuming a constant 10% rate of return.
                         This employee would accumulate only $74,000
                         (after taxes, assuming 28% bracket)
                         investing the same amount and earning the same return in a taxable savings program.

                         401(k) accumulations are only taxed when withdrawn, usually during retirement. (There is no assurance that a participant will earn 10% annually--actual earnings could be more or less. A participant's salary would also be likely to rise over this period. Savings are more significant at higher wage levels.)

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Employer matching        You may elect to make matching
contributions help       contributions, providing your employees
build a retirement       with added incentive to plan for their
account.                 retirement income needs.

                         In addition, your plan may allow
                         participants to make voluntary, non-
                         deductible contributions of up to 10% of their salaries. All earnings on this money are tax deferred until withdrawn. This greatly enhances your employees' ability to defer taxes and accumulate assets.

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401(k) plan              There is no easier nor more convenient way
participants can         to save than through payroll deduction.
save conveniently
--and direct their       Participants personally select the
own accounts             investment options that best meet their
                         individual goals. A 401(k) plan gives your employees the freedom to actively plan for their futures. And regular account statements keep employees informed of their progress--and aware of the value of this important employee benefit.

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Participants have        Distributions can be taken when a plan
access to their          participant retires or separates from
accounts in special      service, but these may be subject to an
circumstances            early withdrawal penalty.  Once a plan
                         participant reaches age 59-1/2,
                         distributions can be taken without penalty.

                         In addition, withdrawals can be made under certain hardship conditions, if you select this distribution option for your plan. Participants may also be permitted to borrow from their accounts, which can be an important source of funds in times of need.

                         TAILOR THE SCUDDER 401(k) PLAN
                         TO YOUR OWN SPECIFICATIONS

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A flexible plan you can  The Scudder 401(k) plan is a unique and
customize                flexible profit sharing plan with many
                         distinct advantages for both employers and employees. It's the product of 30 years of retirement planning experience. Adopting the Scudder plan allows you to tailor your 401(k) to specific requirements.

                         Below are just a few of the options at your command when you build a 401(k) plan at Scudder.

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Employee eligibility     You determine eligibility.  You can require
                         a waiting period of up to three years and a minimum age of up to 21 before allowing an employee to participate in the plan. You may also limit participation to certain classes of employees.

                         Starting in 1989, you may require that
                         employees wait one year before contributing to the plan, and up to two years before becoming eligible for employer contributions.

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Includable               You can elect to either include or exclude
compensation             certain types of compensation such as
                         bonuses, commissions, and overtime pay for the purpose of calculating 401(k) contributions.

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Vesting schedules        If you make contributions on behalf of your
                         employees you are free to select a vesting schedule which encourages extended service.

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Loans and hardship       You can permit participants to borrow from
withdrawals              their balances in the plan, at a reasonable
                         interest rate, and/or take early
                         distributions in cases of hardship.

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Types of permissible     You have great leeway in selecting the
contributions            kinds of contributions to allow in your
                         plan. The different types can be divided into employer and employee contributions.

o Employer               Matching contributions.  You can match your
  contributions          participant's contributions with employer
                         dollars to encourage participation in the plan.

                         Profit sharing contributions. You can make annual profit sharing contributions to the plan on behalf of each participant. As with all profit sharing plans, contributions can be varied each year, or even skipped if desired.

o Employee               Salary deferral contributions.  Salary
  contributions          deferral contributions allow participants
                         to reduce their current income taxes and save for their retirement through automatic contributions to a tax-qualified retirement plan. Participants can contribute up to $7,313* through salary reduction in 1988.

                         Deferred cash contributions.  You can
                         reward employees with bonus payments, and allow them to take these bonuses in cash or in the form of a contribution of the entire amount to your 401(k) plan.

                         *This amount is indexed to inflation, and
                           adjusted annually.

                         PROFESSIONAL ADMINISTRATIVE
                         SUPPORT

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                         Whether you adopt the complete Scudder
                         401(k) Program, or simply use the Scudder funds as investments for your 401(k) plan, we'll provide the recordkeeping system which is right for you. We recognize that no two organizations have identical needs, so we offer two different systems.

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For employers with       Scudder Benefit Plan Administration System
larger plans requiring   (SBPAS).  SBPAS is appropriate for larger
more complete            and more complex 401(k) plans, plans
recordkeeping            requiring non-discrimination testing, loan
                         processing, or vesting schedules, and plans offering company stock or GICs as investment options.

                         SBPAS maintains detailed participant and plan account records, and prepares 1099-Rs and W-2Ps. SBPAS can record contributions, process exchanges and withdrawals, add new participants, allocate earnings, track vesting schedules, and record loan activity. SBPAS generates comprehensive reports for management, and consolidated quarterly statements for participants. There is an annual fee for this system which is based upon the services your program requires.

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For employers with less  Scudder Plan Accounting.  This system is
complicated              designed for employers using the Scudder
administrative needs     prototype 401(k) plan.  The employer
                         allocates contributions among the funds, while the system maintains detailed participant account and beneficiary records and prepares 1099-Rs and W-2Ps. The system links all the accounts in your plan, producing a master management report for you. There is no fee for using this system.

Benefits of Scudder 401(k)
Recordkeeping Systems

                     # of          Comprehensive  Exchange                 Employer
                    Participants   Participant    Between    Vesting       Management     Distribution   1099-R    Loan
                    Accepted       Statements     Funds      Schedules     Reports        Processing     W-2P      Processing*
                    --------       ----------     -----      ---------     -------        ----------     ----      -----------
Scudder
Benefit             any                 X           X            X            X                X           X            X
Plan                number
Administration
System

Scudder
Accounting          10 or               X           X            --           X                X           X            --
Plan                more**

                    Non-
                    discrimi-
                    nation         5500           Annual    Beneficiary
                    Testing        Preparation    Fees      Files
                    -------        -----------    ----      -----
Scudder
Benefit                X                X          X             --
Plan
Administration
System

Scudder
Accounting             --               --         --            X
Plan

*    These are optional services which incur an extra charge.

** The Scudder 401(k) plan is also appropriate for employers with less than 10 participants. Call our Retirement Plan Specialists for more information.

                         SCUDDER SERVICE AND
                         ASSISTANCE

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Employee                 Scudder knows that the success of a 401(k)
communications           program is often measured by the level of
assistance               employee participation.  Toward that end
                         Scudder will help you introduce your plan and help you design employee information kits. Scudder's communication kits explain in plain English the advantages of salary deferral, tax-deferred compounding, and the different Scudder funds offered by your plan. Scudder will also work with you to design employee presentations to encourage participation.

                         Of course, each of your employees has toll-free telephone access to Scudder's professional Service Representatives.
                         These helpful, knowledgeable people can
                         answer their questions, and explain the
                         objectives of each Scudder Fund


[PHOTO OMITTED]
CAPTION:  You can put Scudder's experienced,
          dedicated Retirement Plan Specialists
          to work for your company's plan.

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Conclusion               The Scudder 401(k) Program can meet the
                         401(k) needs of virtually any organization.
                         You can create your own unique plan using the distinctive elements of the Scudder program:

                         o  a wide range of performance-driven
                            investments

                         o  a flexible, comprehensive prototype plan

                         o administrative systems to meet virtually any need

                         The Scudder 401(k) Program is backed by our commitment to service and assistance--a commitment to the success of your plan.

                         TELEPHONE NUMBERS AND
                         ADDRESSES

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For questions about the  Call: (Toll-free)
Scudder 401(k) Program   1-800-323-6105
and help in selecting
the right Scudder Funds  or
to offer
                         Write To:
                         The Scudder Funds
                         Group Retirement Plan Department
                         175 Federal Street
                         Boston, MA  02110-2267

                         Retirement Plan Specialists will answer
                         your 401(k) questions and help you complete our enrollment forms.

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Scudder Offices          Boston                    New York
                         166 Federal Street        345 Park Avenue
                         Boston, MA  02110         (26th Floor)
                         800-225-2470              New York, NY  10154
                                                   212-326-6370
                         Chicago
                         111 East Wacker Drive     Philadelphia
                         (22nd Floor)              Three Mellon Bank
                         Chicago, IL  60601        Center
                         312-861-2700              Philadelphia, PA  19102
                                                   215-864-7200
                         Cincinnati
                         555 Carew Tower           Portland, Oregon
                         Cincinnati, OH  45202     One S.W. Columbia
                         513-621-4200              Street
                                                   Suite 575
                         Cleveland                 Portland, OR  97258
                         950 Terminal Tower        503-224-3999
                         Cleveland, OH  44113
                         216-241-7744              San Francisco
                                                   101 California Street
                         Houston                   (41st Floor)
                         1000 Louisiana Street     San Francisco, CA
                         Suite 2190                94111
                         Houston, TX  77002        415-981-8191
                         713-659-3838
                         800-445-0544 (in Texas)   West Palm Beach
                                                   Phillips Point
                         Los Angeles               Suite 1100
                         333 South Hope Street     777 South Flagler Drive
                         (37th Floor)              West Palm Beach, FL
                         Los Angeles, CA  90071    33401
                         213-628-1144              407-832-3600
                                                   800-422-0323 (in
                                                   Florida)

This booklet is being sent to you by
Scudder Fund Distributors, Inc.,
underwriter of the Scudder funds, and
must be preceded or accompanied by a
current fund prospectus.                   SCUDDER
--------------------------------------------------------------------------------
1-800-323-6105                             175 Federal Street, Boston, MA  02110

(ask for a Retirement Plan Specialist)     17-58(c)1988, Scudder Fund
                                           Distributors, Inc.

Complete and post this Notice in a common area for your employees' information. If you are required to file for a determination letter on the qualified status of your plan, you must post this Notice 7 to 21 days before you submit your determination letter request. If you are not required to file for a determination letter, you must post the Notice 9 to 23 days after you adopt or amend the Plan.

                       SCUDDER 401(k) PROTOTYPE PLAN

                       NOTICE TO INTERESTED PARTIES


     An employer adopting a master or prototype plan or an amendment thereto or a restatement thereof, is required to notify all interested parties (including all employees and any self-employed individuals) of such adoption, amendment or restatement. Recently, ____________________ (name of employer) [_] adopted [_] restated the [_] _________________ Money Purchase Pension Plan [_] __________________________________ Profit Sharing
Plan (the "Plan"). The Internal Revenue Service, on May 1, 1987, issued an opinion letter with respect to this (amended form of) plan as a tax qualified prototype.

1.   Notice to employees of ____________________________________________
(name of employer) (the "Employer").

An application [_] is [_] is not to be made to the Internal Revenue Service by the Employer for a determination on the qualification of the employee benefit pension plan described below.

2. The Employer has [_] adopted [_] restated the employee pension benefit plan described below on ____________________________________.

3.   The name of the Plan is _____________________________________. (insert full name of plan from first paragraph of Adoption Agreement).

4. The Plan's identification number is _________________________. (For instance, the first plan will be No. 001 and subsequent plans No. 002, 003, etc.)

5.   The name and address of the Employer is ______________________________
___________________________________________________________________________
__________________________________________________________________________.

6.   The prototype plan's Opinion Letter number is C212885a-k.

7. The Plan's sponsor is Scudder Fund Distributors, Inc., 175 Federal Street, Boston, Massachusetts 02110.

8.   The Employer's Tax Identification Number is _________________________.

9.   The Plan Administrator's name and address is _________________________
___________________________________________________________________________
__________________________________________________________________________.
(If none appointed, insert Employer's name.)

10. The address of the Key District Director having jurisdiction over the Plan is __________________________________________________________________.

*    Please refer to chart at Appendix A, attached hereto.

11. The employees eligible to participate under the plan are (describe by class): ___________________________________________________________________
__________________________________________________________________________.

12. The Internal Revenue Service [_] has [_] has not previously issued a determination letter with respect to the qualification of this plan.

13.  Check appropriate box:

     [_] For employers who are required to make a determination letter submission to the IRS:

     The application will be filed on _______________________ with the Key District Director, Internal Revenue Service at ______________________ _________________________ for an advance determination as to whether the plan meets the qualification requirements of section 401, 403(a) or 405(a) of the Internal Revenue Service Code with respect to the plan's [_] initial qualification [_] amendment [_] termination [_] [_] merger [_] consolidation or [_] transfer of plan assets or liabilities.

     [_] For employers who are not required to make a determination letter submission to the IRS:

     It is not contemplated that the plan will be submitted to the Internal Revenue Service for an advance determination as to whether it meets the qualification requirements of section 401 of the Internal Revenue Code with respect to either its initial qualification of any subsequent amendment.

                        RIGHTS OF INTEREST PARTIES

14. You have the right to submit to the Key District Director, at the above address, either individually or jointly with other interested parties, your comments as to whether this plan meets the qualification requirements of the Internal Revenue Code. You may instead, individually or jointly with other interested parties, request the Department of Labor to submit, on your behalf, comments to the Key District Director regarding qualification of the plan. If the Department declines to common on all or some of the matters you raise, you may, individually, or jointly if your request was made to the Department jointly, submit your comments to these matters directly to the Key District Director.

                     REQUESTS FOR COMMENTS BY THE DOL

15.  Check appropriate box:

     [_] For employers who are required to make a determination letter submission to the IRS:

     The Department of Labor may not comment on behalf of interested parties unless requested to do so by the lesser of 10 employees of 10% of the employees who qualify as interested parties. The number of persons needed for the Department to comment with respect to this plan is ___________. If you request the Department to comment, your comment must be in writing and must specify the matters upon which comments are requested, and must also include:

          (1) the information contained in items 3 through 5 of this Notice; and

          (2)  the number of persons needed for the Department to comment.

     [_] For employers who are not required to make a determination letter submission to the IRS:

     The Department of Labor may not comment on behalf of interested parties unless requested to do so by the lesser of 10 employees of 10% of the employees who qualify as interested parties. The number of persons needed for the Department to comment with respect to this plan is ___________. If you request the Department to comment, your comment must be in writing and must specify the matters upon which comments are requested, and must also include:

          (1) the information contained in items 2 through 9 of this Notice; and

          (2)  the number of persons needed for the Department to comment.


A request to the Department to comment should be addressed as follows:

     Administrator of Pension and Welfare Benefit Programs
     U.S. Department of Labor
     200 Constitution Avenue, N.W.
     Washington, D.C. 20216
     ATTN:     3001 Comment Request

                            COMMENTS TO THE IRS

16.  Check appropriate box:

     [_] For employers who are required to make a determination letter submission to the IRS:

     Comments submitted by you to the Key District Director must be in writing and received by him by ___________________________ (the 45th day after the date on which the application for determination is received by the Key District Director). However, if there are matters that you request the Department of Labor to comment upon on your behalf, and the Department declines, you may submit comments on these matters to the Key District Director to be received by him on __________________________ (within 15 days from the time the
     Department notifies you that it will not comment on a particular matter), or by ___________________________ (the 45th day after the date on which the application for determination is received by the Key District Director), whichever is later. A request to the Department to comment on our behalf must be received by it by ____________________________ (the 15th day after the date on the application for determination is received by the Key District Director) if you wish to preserve your right to comment on a matter upon which the Department declines to comment, or by _____________________ (the 25th day after the date on which the application for determination is received by the Key District Director) if you wish to waive that right.

     [_] For employers who are not required to make a determination letter submission to the IRS:

     Comments submitted to you by the Key District Director must be in writing and received by him by _______________________ (the 75th day after the date on which the plan is adopted or amended). However, if there are matters that you request the Department of Labor to comment upon on your behalf, and the Department declines, you may submit matters to the Key District Director to be received by him on _________________________ (within 15 days from the time the Department notifies you that it will not comment on a particular matter), or by _________________________ (the 75th day after the date on which the plan is adopted or amended), whichever is later. A request by the Department to comment on your behalf must be received by it by _________________________ (the 45th day after the date on which the plan is adopted or amended) if you wish to preserve your right to comment on a matter upon which the Department declines to comment, or by ______________________ (the 55th day after the date on which the plan is adopted or amended) if you wish to waive that right.

                          ADDITIONAL INFORMATION

17.  Check appropriate box:

     [_] For employers who are required to make a determination letter submission to the IRS:

     Detailed instruction regarding the requirements for notification of interested parties may be found in sections 6, 7, and 8 of Revenue Procedure 80-30. Additional information concerning this adoption or amendment (including, where applicable, an updated copy of the plan and related trust; the application for determination; any additional documents dealing with the application for determination; and copies of section 6 of Revenue Procedure 80-30) is available at _____________
     ______________________________________________________________________
     during the hours of __________________________________ for inspection and copying.  (There is a nominal charge for copying and/or mailing.)

     [_] For employers who are not required to make a determination letter submission to the IRS:

     Detailed instruction regarding the requirements for notification of interested parties may be found in sections 6, 7, and 8 of Revenue Procedure 80-30. Additional information concerning this adoption or amendment (including, where applicable, a description of the provisions providing for nonforfeitable benefits; a description of the circumstances which may result in ineligibility or loss of benefits; a description of the source of financing of the plan; and copies of section 6 of Revenue Procedure 80-30) is available at ________________
     ______________________________________________________________________
     during the hours of __________________________________ for inspection and copying.  (There is a nominal charge for copying and/or mailing.)


                                   Appendix A
                             Key District Addresses


                    Mid-Atlantic Region
                    -------------------

Key District                          IRS Districts Covered
------------                          ---------------------

Baltimore                             Baltimore, Pittsburgh, Richmond

31 Hopkins Plaza
Baltimore, MD  21201

Newark                                Newark, Philadelphia
                                      Wilmington
970 Broad Street
Newark, NJ  07102

                                      North Atlantic Region
                                      ---------------------

Brooklyn                              Albany, Augusta, Boston
                                      Brooklyn, Buffalo,
35 Tillary Street                     Burlington, Hartford,
Brooklyn, NY  11201                   Manhattan, Portsmouth
                                      Providence

                                      Central Region
                                      --------------

Cincinnati                            Cincinnati, Cleveland,
                                      Detroit, Indianapolis,
550 Main Street                       Louisville, Parkersburg
Cincinnati, OH  45202

                                      Midwest Region
                                      --------------

Chicago                               Aberdeen, Chicago,
                                      Des Moines, Fargo
230 S. Dearborn Street                Helena, Milwaukee
Chicago, IL  60604                    St. Paul, Springfield

                                      Southeast Region
                                      ----------------

Key District                          IRS Districts Covered
------------                          ---------------------

Atlanta                               Atlanta, Birmingham,
                                      Columbia, Greensboro,
275 Peachtree Street, N.E.            Jackson, Jacksonville,
Atlanta, GA  30303                    Little Rock, Nashville,
                                      New Orleans

                                      Southwest Region
                                      ----------------

Dallas                                Albuquerque, Austin,
                                      Cheyenne, Dallas, Denver,
1100 Commerce Street                  Houston, Oklahoma City,
Dallas, TX  75202                     Phoenix, Salt Lake City,
                                      Wichita

                                      Western Region
                                      --------------

Los Angeles                           Anchorage, Boise, Honolulu, Laguna
                                      Niguel, Los Angeles, Portland,
300 N. Los Angeles Street             Reno, Sacramento, San Francisco, San
Los Angeles, CA  90012                Jose, Seattle

    Internal Revenue Service                Department of the Treasury

Plan Description: Prototype Standardized Profit Sharing Plan CODA Amendment
FFN: 50250523201-003 Case: 8500550k EIN: 04-2321686
BPD: 01 Plan: 003 Letter Serial No: C212558a-k

                                             Washington, DC 20224

     Scudder Fund Distributors, Inc.         Person to contact:  Mrs. Fleming

     175 Federal Street                      Telephone Number:  (202) 566-6421

     Boston, MA  02110                       Refer Reply to:    OP:E:EP:Q:I

                                             Date:              05/01/87


Dear Applicant:

In our opinion, the amendment to the form of the plan identified above to add a cash or deferred arrangement CODA described in section 401(k) of the Internal Revenue Code does not in and of itself adversely affect the plan's acceptability under section 401 of the Code. This opinion relates only to the amendment to add a CODA to the form of the plan. It is not an opinion as to the acceptability of any other amendment or of the form of the plan as a whole, or as to the effect of other Federal or local statutes. This letter does not consider the effect of the Tax Reform Act of 1986 on the acceptability of this plan under section 401(a) of the Code.

Adoption by an employer of the CODA amendment will not by itself affect the qualification of the employer's plan or the exempt status of any related trust. Therefore, such employer may rely on this opinion letter, provided the requirements of section 18 of Revenue Procedure 84-23, 1984-1 C.B.457, including the appropriate Notice to Interested Parties, are met.

You must furnish a copy of this letter to each employer who adopts the CODA, either as part of a new plan adoption or as an amendment to a prior adoption of your existing master or prototype profit-sharing plan. You are also required to send a copy of the approved form of the plan and related documents to each Key District Director of Internal Revenue Service whose jurisdiction there are adopting employers.

If you have any questions concerning the IRS processing of this case, please call the above telephone number. If you write, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number and File Folder Number shown in the heading of this letter.

Please advise those adopting the plan to contact you if they have any questions about the operation of the plan.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

                                   Sincerely yours,

                                   /s/ [Illegible]
                                   Chief, Employee Plans Qualification Branch

    Internal Revenue Service                Department of the Treasury

Plan Name:
Profit Sharing Plan
FF#: 50250523201-003 Control #: 8500550
BPD#: 01 Plan: 003 Letter Serial #: C212558a

                                   Washington, DC 20224

Scudder Fund Distributors, Inc.    Person to contact: Ms. Carr

175 Federal Street                 Telephone Number:  (202) 566-6814

Boston, MA  02110                  Refer Reply to:  OP:E:EP:RQ:1:4

                                   Date:  08/05/85

                                   E.I.N.:  04-2321685


Dear Applicant:

In our opinion, the form of the plan identified above is acceptable under section 401 of the Internal Revenue Code for use by employers for the benefit of their employees. This opinion relates only to the acceptability of the form of the plan under the Internal Revenue Code. It is not an opinion of the effect of other Federal or local statutes.

You must furnish a copy of this letter to each employer who adopts the plan. You are also required to send a copy of the approved form of the plan and related documents to each Key District Director of Internal Revenue Service in whose jurisdiction there are adopting employers.

Our opinion on the acceptability of the form of the plan is not a ruling or determination as to whether an employer's plan qualifies under Code section 401(a). An employer who adopts this plan will be considered to have a plan qualified under Code section 401(a) provided all the terms of the plan are followed, and the eligibility requirements and contribution or benefit provisions are not more favorable for officers, owners, or highly compensated employees than for other employees. Except as stated below, the Key District Director will not issue a determination letter with regard to this plan.

Our opinion does not apply to the form of the plan for purposes of Code section 401(a)(16) if: (1) an employer ever maintained another qualified plan for one or more employees who are covered by this plan, other than a specified paired plan within the meaning of section 7 of Rev. Proc. 84-23, 1984-1 C.B. 457; or (2) after December 31, 1985, the employer maintains a welfare benefit fund defined in Code section 419(e), which provides postretirement medical benefits allocated to separate accounts for key employees as defined in Code section 419A(d)(3). In such situations, the employer should request a determination as to whether the plan, considered with all related qualified plans and, if appropriate, welfare benefit funds, satisfies the requirements of Code section 401(a)(16) as to limitations on benefits and contributions in Code section 415.

If you have any questions concerning the IRS processing of this case, please call the above telephone number. If you write, please provide your telephone number and the most convenient time for us to call in case we need more information. Whether you call or write, please refer to the Letter Serial Number, Plan Number and File Folder Number shown in the heading of this letter.

Please advise those adopting the plan to contact you if they have any questions about the operation of the plan.

You should keep this letter as a permanent record. Please notify us if you modify or discontinue sponsorship of this plan.

                                   Sincerely yours,

                                   /s/ [Illegible]
                                   Chief, Employee Plans
                                   Rulings and Qualifications Branch

SCUDDER
401(k) PROTOTYPE
PLAN DOCUMENT
--------------------------------------------------------------------------------


















SCUDDER
SERVING INVESTORS SINCE 1919
--------------------------------------------------------------------------------

                             TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Basic Plan Document #01                                                       2
     Section 1       Introduction .....................................       2
     Section 2       Definitions ......................................       2
     Section 3       Eligibility ......................................       3
     Section 4       Contributions ....................................       4
     Section 5       Code Section 415 Limitations on Allocations ......       5
     Section 6       Time and Manner of Making Contributions ..........       6
     Section 7       Vesting ..........................................       7
     Section 8       Distribution upon Death ..........................       7
     Section 9       Other Distributions ..............................       8
     Section 10      Loans ............................................       9
     Section 11      Trust Provisions .................................       9
     Section 12      Administration ...................................      11
     Section 13      Fees and Expenses ................................      11
     Section 14      Benefit Recipient Incompetent
                         or Difficult to Ascertain or Locate ..........      12
     Section 15      Designation of Beneficiary .......................      12
     Section 16      Spendthrift Provision and Distributions
                         Pursuant to Qualified Domestic Relations
                         Orders .......................................      12
     Section 17      Necessity of Qualification .......................      12
     Section 18      Amendment and Termination ........................      12
     Section 19      Transfers ........................................      13
     Section 20      Owner-Employee Provisions ........................      13
     Section 21      Top-Heavy Provisions .............................      13
     Section 22      Special Distribution Rules .......................      14
     Section 23      Distribution Option Notice Requirements ..........      15
     Section 24      Waiver of Minimum Funding Standard ...............      15
     Section 25      Miscellaneous ....................................      16

Model Amendment II for Defined Contribution Plans                            16
     Section I       Purpose and Effective Date .......................      16
     Section II      Definitions ......................................      16
     Section III     Provisions Relating to Leased Employees ..........      17
     Section IV      Limitations on Contributions and Benefits ........      17
     Section V       Limitations on Employee Contributions ............      17
     Section VI      Qualified Voluntary Employee
                         Contributions Not Permitted  .................      18
     Section VII     Determination of Top Heavy Status ................      18
     Section VIII    Reserved .........................................      18
     Section IX      Benefit Forfeitures ..............................      18
     Section X       Profits Not Required .............................      18

Model Cash or Deferred Arrangement Amendment                                 18
     Section I       Purpose and Effective Date .......................      18
     Section II      Definitions ......................................      18
     Section III     Elective Deferrals ...............................      18
     Section IV      Top-Heavy Requirements ...........................      19
     Section V       Special Distribution Rules .......................      19
     Section VI      Matching Contributions ...........................      19
     Section VII     Limitations on Employee Contributions
                         and Matching Contributions ...................      20
     Footnotes ........................................................      20

                                     SCUDDER
                                 PROTOTYPE PLAN
                             Basic Plan Document 01

                                   SECTION 1.
                                  INTRODUCTION

     The Employer has established this Plan (the "Plan") consisting of the Adoption Agreement and the following provisions (the "Prototype Plan") for the exclusive benefit of its Employees and their Beneficiaries.

                                   SECTION 2.
                                   DEFINITIONS

     Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless their context clearly indicates a contrary meaning. The singular herein shall include the plural, and vice versa, and the masculine gender shall include the feminine gender, and vice versa, where the context requires.

     2.01 "Account" shall mean the Trust assets held by the Trustee for the benefit of a Participant, which shall be the sum of the Participant's Employer Contribution Account, Nondeductible Voluntary Contribution Account, Deductible Voluntary Contribution Account, Rollover Account, and any transfer account established pursuant to Section 4.04 hereof with respect to funds transferred on the Participant's behalf.

     2.02 "Act" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     2.03 "Administrator" shall mean the person or persons specified in Section
12.01 hereof.

     2.04 "Adoption Agreement" shall mean the agreement by which the Employer has most recently adopted or amended the Plan.

     2.05 "Beneficiary" shall mean any person or legal representative effectively designated by the Participant as a person entitled to receive benefits on or after the death of a Participant within the meaning of Code
Section 401(a)(9)(E) and any regulations promulgated thereunder by the Secretary of the Treasury.

     2.06 "Code" shall mean the Internal Revenue Code of 1954, as amended. Reference to a section of the Code shall include any comparable section or sections of future legislation that amends, supplements or supersedes such section.

     2.07 "Compensation" shall mean the amount paid during the Plan Year by the Employer to the Employee for services rendered while a Participant, as reportable to the Federal Government for the purpose of withholding Federal income taxes, but not including, so long as the Plan is not integrated with Social Security, amounts attributable to any category specified in the Adoption Agreement. If so specified in the Adoption Agreement, Compensation shall also mean amounts paid to the Employee for services rendered for the entire Plan Year in which an Employee became a Participant whether or not such an Employee was a Participant for the entire Plan Year. In the case of a Self-Employed Individual, the above determination of Compensation shall be made on the basis of the Self-Employed Individual's Earned Income. Notwithstanding the previous sentence, for the purposes of the limitations imposed by Section 401(a)(i)(C)(II) below, Compensation of a Self-Employed Individual shall be determined in accordance with the rules provided in Code Section 404(a)(8)(D).

     2.08 "Current Accumulated Earnings and Profits" of an Employer other than a sole-proprietorship or partnership shall mean the Employer's current or accumulated earnings and profits, as determined on the basis of the Employer's books of account in accordance with generally accepted accounting practices, without any deductions for Employer Contributions under the Plan (or any other qualified plan) for the current Year or for income taxes for the current Year, and without regard to the Employer's election to be taxed as a small business corporation, if it has so elected. If the Employer is a sole-proprietorship or partnership, "Current or Accumulated Earnings and Profits" shall mean the net income of such Employer before deduction for income taxes and contributions made hereunder.

     2.09 "Deductible Voluntary Contribution Account" shall mean the separate account maintained pursuant to Section 6.03(c) hereof for the Deductible Voluntary Contributions made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.10 "Deductible Voluntary Contributions" shall mean the contributions made by Participants in accordance with Section 4.02 hereof, which respective contributing Participants designate as "Deductible Voluntary Contributions" at the time of contribution, and which comply with the requirements of Code Section 219.

     2.11 "Designated Investment Company" shall mean a regulated investment company for which Scudder, Stevens & Clark, its successor or any of its affiliates, acts as investment adviser and which is designed by Scudder Fund Distributors, Inc. or its successors, as eligible for investment under the Plan.

     2.12 "Designation of Beneficiary" or "Designation" shall mean the document executed by a Participant under Section 15.

     2.13 "Disability" shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expect to result in death or last for a continuous period of 12 months or more, as certified by a licensed physician selected by the Participant and approved by the Employer.

     2.14 "Distributee" shall mean the Beneficiary or other person entitled to receive the undistributed portion of the Participant's Account under Section 8 because of death or under Section 14 because of incompetency or inability to ascertain or locate such individual.

     2.15 "Distributor" shall mean Scudder Fund Distributors, Inc. or its successor.

     2.16 "Earned Income" shall mean the net earnings from self employment in the trade or business with respect to which the Plan is established, for which personal services of the Owner-Employee or Self-Employed Individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan, including this Plan, to the extent deductible under Code Section 404.

     2.17 "Effective Date" shall mean the date specified by the Employer in the Adoption Agreement.

     2.18 "Election Period" shall mean the period which begins of the first day of the Plan Year in which the Participant attains age 35 and which ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which he or she attains age 35 the Election Period with respect to his or her vested Account balance (as of his or her date of separation) shall begin on his or her date of separation.

     2.19 "Employee" shall mean an individual who performs services in the business of the Employer in any capacity (including any individual deemed to be an employee of the Employer under Code Section 414(n)).

     2.20 "Employer" shall mean the organization or other entity named as such in the Adoption Agreement and any successor organization or entity which adopts the Plan.

     Any two or more organizations or entities which are members of (a) a controlled group of corporations (as defined under Code Section 414(b)), (b) a group of trades or businesses (whether or not incorporated) which are under common control (as defined under Code Section 414(c)), or (c) an affiliated service group (as defined under Code Section 414(m)), will be considered to be the Employer for the purposes of the Plan, unless the Plan is adopted as a nonstandardized plan, the adopting Employer makes a written election to the contrary and such written election is attached to the Adoption Agreement. Any such attached, written election shall become part of the Adoption Agreement.

     2.21 "Employer Contribution Account" shall mean the separate account maintained pursuant to Section 6.03(a) hereof for the Employer Contributions allocated to a Participant and the income, expenses, gains and losses attributable thereto.

     2.22 "Employer Contributions" shall mean the contributions made by the Employer in accordance with Section 4.01 hereof.

     2.23 "Hour of Service" shall mean:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed;

          (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including Disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Relations which are incorporated herein by reference;

          (c) Solely for the purpose of determining whether a One-Year Break in Service has occurred, each hour which normally would have been credited to an Employee (or in any case in which such house cannot be determined, eight hours per day of such absence) but for an absence from work during a Plan Year beginning after December 31, 1984 because of such individual's pregnancy, birth of a child of the individual, placement of an adopted child with the individual, or caring for an adopted or a natural child following placement or birth. Hours of Service under this paragraph shall be credited in the Plan Year in which the absence begins if the individual would otherwise have suffered a One-Year Break in Service, and in all other cases, in the immediately following Plan Year. No more than 501 Hours of Service shall be credited under this paragraph by reason of any one placement or pregnancy. Notwithstanding any implication of this subsection (c) to the contrary, no credit shall be give under this subsection
(c), unless the Employee makes a timely, written filing with the Administrator which establishes valid reasons for the absence and enumerates the days for which there was such an absence;

          (d) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under subsection (a), (b) or (c), as the case may be, and under this subsection (d). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     Where the Employer maintains the plan of a predecessor employer, service for such predecessor employer shall be treated as Service of the Employer. Where the Employer does not maintain the plan of a predecessor employer, employment by a predecessor employer, upon the written election of the Employer made in a uniform and non-discriminatory manner, shall be treated as Service for the Employer, provided that the Employer may only make such an election if he has adopted this Plan as a nonstandardized plan.

     If the Employer is a member of (a) a controlled group of corporations (as defined under Code Section 414(b)), (b) a group of trades or businesses (whether or not incorporated) which are under common control (as defined under Code
Section 414(c)), or (c) an affiliated service group (as defined under Code
Section 414(m)), all service of an Employee for any member of such a group shall be treated as if it were Service for the Employer for purposes of this Section 2.23.

     In addition, all service for any individual who is considered a leased employee of the Employer under Code Section 414(n) shall be treated as if it were Service for the Employer for purposes of this Section 2.23. However, qualified plan contributions or benefits provided by the leasing organization which are attributable to Services performed for the Employer shall be treated as provided by the Employer. The provisions of this paragraph shall not apply to any leased employee if such employee is covered by a money purchase pension plan maintained by the leasing organization providing: (a) a nonintegrated employer contribution rate of at least 7-12% of compensation, (b) immediate participation, and (c) full and immediate vesting. For purposes of this Section 2.23, the term "leased employee" means any person who is not an Employee and who, pursuant to an agreement between the recipient and any other person, has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by employees in the business field of the Employer.

     2.24 "Integration Level" for a Plan Year shall mean the lesser of the Social Security Wage Base or the dollar amount specified in the Adoption Agreement.

     2.25 "Integration Rate" for a Plan Year shall mean the lesser of the OASDI Rate (as in effect on the first day of the Plan Year) or the rate specified in the Adoption Agreement.

     2.26 "Loan Trustee" shall mean the Trustee or, if the Employer has specified otherwise in the Adoption Agreement, the individual or individuals so appointed to act as trustees solely for the purpose of administering the provisions of Section 10 and holding the Trust assets to the extent that they are invested in loans pursuant to such Section.

     2.27 "Nondeductible Voluntary Contributions Account" shall mean the separate account maintained pursuant to the Section 6.03(b) hereof for Nondeductible Voluntary Contributions made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.28 "Nondeductible Voluntary Contributions" shall mean all contributions by Participants which are not Deductible Voluntary Contributions, Rollover Contributions, or contributions of accumulated deductible employee contributions made pursuant to Section 4.02(b)(vi) hereof.

     2.29 "Normal Retirement Date" or "Normal Retirement Age" shall mean the earlier of (a) the date selected by the Employer in the Adoption Agreement or,
(b) if the Employer enforces a mandatory retirement age, the first day of the month in which the Participant reaches that age.

     2.30 "OASDI Rate" for a Plan Year shall mean the tax rate applicable, on the first day of the Plan Year, to employer contributions for old age, survivors, and disability insurance under the Social Security Act.

     2.31 "One-Year Break in Service" shall mean a 12-consecutive-month period in which an Employee does not complete more than 500 Hours of Service unless the number of Hours of Service specified in the Adoption Agreement for purposes of determining a Year of Service is less than 501, in which case a 12-consecutive-month period in which an Employee has fewer than that number of Hours of Service shall be a One-Year Break in Service. The computation period over which One-Year Breaks in Service shall be measured shall be the same computation period over which Years of Service are measured.

     2.32 "Owner-Employee" shall mean an Employee who is a sole proprietor adopting this Plan as the Employer, or who is a partner owning more than 10% of either the capital or profits interest of a partnership adopting this Plan as the Employer. Solely for the purposes of Section 10 hereof, Owner-Employee shall also mean an Employee or officer who owns (or is considered as owning within the meaning of Code Section 318(a)(1)) on any day during the Year, more than 5% of the Employer if the Employer is an electing small business corporation.

     2.33 "Participant" shall mean an Employee who is eligible to participate in the Plan under Section 3 (other than, if this Plan is adopted as a non-standardized plan, a Self-Employed Individual who elects not to be a Participant in the Plan) and who has not, since becoming a Participant, died, retired, otherwise terminated employment with the Employer or transferred from an eligible class to a class of Employees ineligible to participate in the Plan.

     2.34 "Plan" shall mean the Prototype Plan and Adoption Agreement.

     2.35 "Plan Year" shall mean the fiscal year of the Employer or a different 12-consecutive-month period as specified in the Adoption Agreement.

     2.36 "Prototype Plan" shall mean these Sections 1.24.

     2.37 "Qualified Election" shall mean a valid waiver of a Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity, as the case may be. To be valid, the waiver must be in writing and Participant's Spouse must consent to it in writing. The Spouse's consent to the waiver must be witnessed by a Plan representative or notary public and must be a limited consent to the provision of a benefit or benefits to a specific alternate person or persons. Notwithstanding the foregoing consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no Spouse or the Spouse cannot be located, a waiver will nonetheless be deemed a Qualified Election. Any consent necessary for a Qualified Election will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed Qualified Election, the Spouse whose consent could not be obtained or who could not be located. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of distributions or benefits. The number of revocations shall be unlimited, but each such revocation shall once again make the Qualified Joint and Survivor Annuity or Qualified Preretirement Survivor Annuity applicable, as the case may be, and the spouse must consent to any subsequent waiver in accordance with the requirements of this Section 2.37.

     2.38 "Qualified Joint and Survivor Annuity" shall mean, in the case of a married Participant, an annuity which can be purchased with the Participant's vested Account balance for the life of the Participant with a survivor annuity for the life of the Spouse equal to 50% of the amount of the annuity which is payable during the joint lives of the participant and the Spouse. In the case of an unmarried Participant, Qualified Joint and Survivor Annuity shall mean an annuity which can be purchased with a Participant's vested Account balance for the life of the Participant.

     2.39 "Rollover Account" shall mean the separate account maintained pursuant to Section 6.03(d) hereof for any Rollover Contributions (as described in Section 4.03 hereof) made by the Participant and the income, expenses, gains and losses attributable thereto.

     2.40 "Rollover Contributions" shall mean contributions made to the Trust by Participants in accordance with Section 4.03 hereof.

     2.41 "Self-Employed Individual" shall mean an Employee who has Earned Income for the taxable year from the trade or business for which the Plan is established, or an individual who would have had Earned Income but for the fact that the trade or business had no Current or Accumulated Earnings and Profits for the taxable year.

     2.42 "Service" shall mean employment by the Employer and, if the Employer is maintaining the plan of a predecessor employer, or if the Employer is not maintaining the plan of a predecessor employer but has so elected in the manner described in Section 2.23 above, employment by such predecessor employer.

     2.43 "Social Security Wage Base" for a Plan Year means the maximum amount of annual earnings which may be considered wages under Code Section 3121(a)(1) as in effect on the first day of such Plan Year.

     2.44 "Sponsor" shall mean any of the organizations (a) which have requested a favorable opinion letter from the National Office of the Internal Revenue Service for this Plan or (b) to which a favorable opinion letter for this Plan has been issued by the National Office of the Internal Revenue Service.

     2.45 "Spouse" shall mean the spouse or surviving spouse of the Participant, provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a Qualified Domestic Relations Order (as described in Section 16.02 hereinafter).

     2.46 "Trust" shall mean the trust established under Section 11 of this Plan for investment of Trust assets.

     2.47 "Trust Fund" shall mean the contributions to the Trust and any assets into which such contributions shall be invested or reinvested in accordance with Sections 11.01 and 11.03 of this Plan.

     2.48 "Trustee" shall mean the person or persons including any successor or successors thereto, named in the Adoption Agreement to act as trustee of the Trust and hold the Trust assets in accordance with Section 11 hereof.

     2.49 "Valuation Date" shall mean the last day of each Plan Year.

     2.50 "Vesting Years" shall be measured on the 12-consecutive-month period specified in the Adoption Agreement. A Participant will have a Vesting Year during such computation period only if the Participant completes the number of Hours of Service selected in the Adoption Agreement for purposes of computing a Year of Service. However, notwithstanding the preceding sentence, if the Employer has so specified in the Adoption Agreement, a Participant who does not receive credit for a Vesting Year under the preceding sentence will still have a Vesting Year for each Plan Year for which the Participant shares in the allocation of Employer contributions for the Plan Year. However, when determining Vesting Years, unless the Employer has otherwise specified in the Adoption Agreement, there shall be excluded: (a) if this Plan is a continuation of an earlier plan which would have disregarded such service, Service before the first Plan Year to which the Act is applicable; (b) Service after five consecutive One-Year Breaks in Service (but this exclusion shall apply only for the purpose of computing the vested percentage of Employer Contributions made before such five-year period); (c) Service before a period of five One-Year Breaks in Service, if the Participant has no vested interest in his Employer Contribution Account at the time of such break and the number of consecutive One-Year Breaks in Service equals or exceeds the number of Vesting Years excluded by such break without counting Vesting Years excluded by an earlier application of this provision; (d) Service before the first Plan Year in which the Participant attained age 18; (e) Service before the Employer maintained this Plan or a predecessor plan; and (f) Service before January 1, 1971, unless the Participant has completed at least three Vesting Years after December 31, 1970. For the purposes of subsection (a), service disregarded under a prior plan includes service credits lost because of separation or failure to complete a required period of service within a specified period of time; such lost service credits may have resulted in the loss of prior vesting or benefit accruals, or the denial of eligibility to participate.

     2.51 "Year" shall mean the fiscal year of the Employer.

     2.52 "Year of Service" shall mean a 12-consecutive-month period, beginning on an Employee's initial date of employment or an anniversary thereof during which the Employee completes the number of Hours of Service specified in the Adoption Agreement. The initial date of employment is the first day on which the Employee performs an Hour of Service.

                                   SECTION 3.
                                   ELIGIBILITY

     3.01 Entry. Each Employee of the Employer, who on the Effective Date of this Plan meets the conditions specified in the Adoption Agreement, shall become eligible to participate in the Plan commending with Effective Date. Each other Employee of the Employer, including future Employees, shall become eligible to participate in the Plan when the eligibility requirements specified in the Adoption Agreement are met. For the purposes of this Plan's eligibility requirements, the exclusion concerning Employees who are covered by collective bargaining agreements applies to individuals who are covered by a collective bargaining contract between the Employer and Employee Representatives if contract negotiations considered retirement benefits in good faith and unless such contract specifically provides for participation in the Plan. For the purposes of this Section 3.01, "Employee Representatives" shall mean the representatives of an employee organization which engages in collective bargaining negotiations with the Employer, provided that owners, officers and executives of the Employer do not comprise more than 50% of the employee organization's membership.

     3.02 Interrupted Service. All Years of Service with the Employer are counted towards eligibility except the following:

          (a) If the Employer has specified in the Adoption Agreement that more than one Year of Service is required before becoming a Participant, and if the individual has a One-Year Break in Service before satisfying the Plan's eligibility requirements. Service before such break will not be taken into account.

          (b) For Plan Years beginning before January 1, 1985, in the case of a Participant who does not have any nonforfeitable right to his or her Employer Contributions, Years of Service before a One-Year Break in Service will not be taken into account in computing Years of Service for purposes of eligibility if the number of consecutive One-Year Breaks in Service equals or exceeds the aggregate number of such Years of Service before such break. Such aggregate number of Years of Service before such break will not include any Years of Service disregarded under this subsection (b) by reason of a prior break in service.

          (c) For Plan Years beginning after December 31, 1984, in the case of a Participant who does not have any nonforfeitable right to his or her Employer Contributions, Years of Service before a period of consecutive One-Year Breaks in Service will not be taken into account in computing Years of Service for purposes of eligibility, if the number of consecutive One-Year Breaks in Service in such period equals or exceeds the greater of five or the Employee's aggregate number of such Years of Service before such break. Such aggregate number of Years of Service before such period will not include any Years of Service disregarded under this subsection (c) by reason of a prior period of consecutive One-Year Breaks in Service.

     3.03 Reentry. If a former Participant either (a) had a nonforfeitable right to all or a portion of his or her Employer Contribution Account at the time of termination from Service or (b) did not have any nonforfeitable right to his or her Employer Contribution Account but does not have Service prior to the break in Service disregarded by operation of Section 3.02(b) or (e) hereof, such former Participant shall become a Participant immediately upon return to the employ of the Employer as a member of an eligible class of Employees.

     3.04 Transfer to Eligible Class. In the event an Employee is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate immediately if such Employee has satisfied the minimum age and Service requirements and would have previously become a Participant had he or she been a member of an eligible class through the period of employ with the Employer.

     3.05 Determination by Administrator. Eligibility shall be determined by the Administrator and the Administrator shall notify each Employee upon his or her admission as a Participant in the Plan.

                                   SECTION 4.
                                  CONTRIBUTIONS

     4.01 Employer Contributions and Allocation

          (a) Profit Sharing Plan. If the Employer has adopted this Plan as a profit sharing plan, the following provisions shall apply:

               (i) Contribution.

                    (A) Subject to Requirements of subparagraphs (B) and (C) below, beginning in the Plan Year in which the Plan is adopted, and for each Plan Year thereafter, the Employer will contribute the amount determined by it, in its discretion, for the Plan Year in question.

                    (B) Subject to the requirements of subparagraph (C) below, during any Plan Year in which the Employer has elected to provide Employer thrift matching contributions in the Adoption Agreement, the Employer shall contribute at least the aggregate amount specified in the Adoption Agreement.

                    (C) During a Plan Year, the aggregate Employer Contributions made pursuant to this Section 4.01(a)(i) may not exceed the lesser of (I) the Employer's Current or Accumulated Earnings and Profits for the Plan Year or (II) 15% (or such larger percentage as may be permitted by the Code as a current deduction to the Employer with respect to any Plan Year) of the total Compensation (disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement) paid to, or accrued by the Employer for, Participants for that Plan Year plus any unused credit carryovers from previous Plan Years. For this purpose, a "credit carryover" is the amount by which Employer Contributions for a previous Plan Year were less than 15% of the total Compensation (disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement) paid or accrued by the Employer to Participants for such Plan Year, but such unused credit carryover shall in no event permit the Employer Contributions for a Plan Year to exceed 25% (or such larger percentage as may be permitted by the Code as a deduction to the Employer) of the total Compensation (disregarding any exclusions from Compensation specified by the Employer in the Adoption Agreement) paid to, or accrued for, Participants by the Employer for the Plan Year in question.

               (ii) Allocation Under Non-Integrated, Profit Sharing Plan. If the Employer has adopted this Plan as a profit sharing plan under which allocations shall be made on a non-integrated basis, Employer Contributions, plus any forfeitures under Section 7.02, for a Plan Year shall be allocated according to the provisions of this subsection (ii) as of the Valuation Date for such Plan Year.

                    (A) Subject to the terms of subparagraph (B) below, unless the Employer has specified otherwise in the Adoption Agreement, such amount shall be allocated among the Employer Contribution Accounts of all Participants and former Participants who were employed by the Employer during the Plan Year. If the Employer has specified in the Adoption Agreement that a minimum number of Hours of Service are necessary to share in the allocation of Employer Contributions and forfeitures for a Plan Year in which the Plan is not Top Heavy. Participants and former Participants, as the case may be, who fail to complete the required number of Hours of Service during such a Plan Year shall not share in the allocation. If the Employer has so specified in the Adoption Agreement, Employer Contributions and forfeitures shall be allocated only among otherwise entitled Participants who are employed by the Employer on such Valuation Date. Employer Contributions and forfeitures shall be allocated to Participants entitled to share in the allocation of Employer Contributions and forfeitures for that Plan Year in proportion to their Compensation for such Plan Year.

                    (B) Notwithstanding the provisions of subparagraph (A) above but nonetheless subject to the provisions of Section 21.03 below, during any Plan Year in which the Employer has elected to provide Employer thrift matching contributions in the Adoption Agreement and the Plan is not a Top-Heavy Plan. Employer Contributions and forfeitures shall be allocated in proportion to the percentage of Participants' Nondeductible Voluntary Contributions as specified in the Adoption Agreement.

               (iii) Allocation Under Integrated, Profit Sharing Plan. If the Employer has adopted this Plan as a profit sharing plan under which allocations shall be made on an integrated basis. Employer Contributions, plus any forfeitures under Section 7.02, for a Plan Year shall be allocated according to the provisions of this subsection (iii) as of the Valuation Date for such Plan Year. Unless the Employer has specified otherwise in the Adoption Agreement, such amount shall be allocated among all Participants and former Participants who were employed by the Employer during the Plan Year. If the Employer has specified in the Adoption Agreement that a minimum number of Hours of Service are necessary to share in the allocation of Employer Contributions and forfeitures for a Plan Year in which the Plan is not Top Heavy, Participants and former Participants, as the case may be, who fail to complete the required number of Hours of Service during such a Plan Year shall not share in the allocation. If the Employer has so specified in the Adoption Agreement, Employer Contributions and forfeitures shall be allocated only among otherwise entitled Participants who are employed by the Employer on such Valuation Date. Employer Contributions and forfeitures shall be allocated to Participants entitled to share in the allocation of Employer Contributions and forfeitures for that Plan Year as follows:

                    (A) First, Employer Contributions and forfeitures will be allocated to the Employer Contribution Account of each Participant entitled to share in the allocation of such amounts in the ratio that each such Participant's Compensation for the Plan Year in excess of the Integration Level bears to the Compensation in excess of the Integration Level for all such Participants, provided that the amount so credited to any such Participant's Employer Contribution Account for the Plan Year shall not exceed the product of the Integration Rate times the Participant's Compensation in excess of the Integration Level.

                    (B) Next, any remaining Employer Contributions or forfeitures will be allocated to the Employer Contribution Accounts of all Participants entitled to share in the allocation of the Employer Contributions for the Plan Year in the ratio that each such Participant's Compensation for the Plan Year bears to all such Participants' Compensation for that Plan Year.

          (b) Money Purchase Pension Plan. If the Employer has adopted this Plan as a money purchase pension plan, the Employer will, beginning for the Plan Year in which the Plan is adopted, and for each Plan Year thereafter, contribute, for allocation to the Employer Contribution Account of each Participant entitled to share in the allocation of Employer Contributions, the amount specified in the Adoption Agreement reduced by any forfeitures arising during the preceding Plan Year pursuant to Section 7.02 hereafter.

               (i) Unless the Employer has specified otherwise in the Adoption Agreement, the amount of the Employer Contribution shall be calculated on the basis of the Compensation of all Participants and former Participants who were employed by the Employer during the Plan Year. If the Employer has specified in the Adoption Agreement that a minimum number of Hours of Service are necessary to receive an Employer Contribution in a Plan Year in which the Plan is not Top Heavy, Participants and former Participants, as the case may be, who fail to complete the required number of Hours of Service during such a Plan Year shall not be considered when calculating the amount of the Employer Contribution. If the Employer has so specified in the Adoption Agreement, only Participants who are employed by the Employer on such Valuation Date and who are otherwise entitled to receive an allocation shall be considered when calculating the amount of the Employer Contribution. Employer Contributions shall be allocated to the Employer Contribution Accounts of only those Participants who were included in the calculation of the amount of the Employer Contribution.

               (ii) To the extent that the Employer Contribution for a Plan Year is reduced by forfeitures, such forfeitures shall be added to such Employer Contribution and allocated as a part thereof.

               (iii) Any excess forfeitures not allocated pursuant to this
Section 4.01(b) shall be carried over to future Plan Years.

     4.02 Participant Contributions. If, in the Adoption Agreement, the Employer has specified that Participants may make either Deductible Voluntary Contributions or Nondeductible Voluntary Contributions, or both, a Participant may make such permitted contributions to his or her Account; provided, however, that a Participant's right to make such contribution(s) shall be subject to the conditions and limitations specified below.

          (a) The following conditions and limitations shall apply if the Employer has specified that Participants may make Nondeductible Voluntary
Contributions:

               (i) The aggregate amount of a Participant's Nondeductible Voluntary Contributions, plus any nondeductible voluntary contributions he or she makes under any other qualified retirement plan maintained by the Employer, shall not exceed 10% of his or her Compensation (disregarding any exclusions from Compensation specified by the Employer in the Adoption Agreement) for the period in which he or she has been a Participant in the Plan.

               (ii) The aggregate amount of a Participant's Nondeductible Voluntary Contributions shall not cause the Annual Addition (as defined in Section 5.05(a) hereof) to his or her Account to exceed the limitations set forth in Section 5.

               (iii) A Participant's Nondeductible Voluntary Contributions shall be allocated to his or her Nondeductible Voluntary Contribution Account under
Section 6.03 hereof.

               (iv) A Participant's Nondeductible Voluntary Contribution Account shall be nonforfeitable and the Participant may withdraw all or a portion of his or her Nondeductible Voluntary Contribution Account upon 30 days' written notice to the Administrator.

          (b) The following conditions and limitations shall apply if the Employer has specified that the Participants may made Deductible Voluntary
Contributions:

               (i) The aggregate amount of a Participant's Deductible Voluntary Contributions in any calendar year may not exceed the lesser of (1) $2,000 or
(2) the Participant's compensation for calendar year for which the contribution is made. Compensation for this purpose means all wages, salaries, earned income and other amounts received or derived from personal services actually rendered and includible in gross income, but does not include amounts derived from or received as earnings or profits from property or amounts received as a pension or annuity or as deferred compensation. This limitation applies to all the Participant's Deductible Voluntary Contributions made for the calendar year to all qualified retirement plans maintained by the Employer. The Administrator shall not accept any contributions in excess of this limitation.

               (ii) A Participant may not make Deductible Voluntary Contributions for the calendar year in which he or she attains age 70-1/2 or any calendar year thereafter.

               (iii) A Deductible Voluntary Contribution will be considered contributed for the calendar year in which it is actually made. However, if a Participant makes a Deductible Voluntary Contribution on or before April 15, he or she may notify the Administrator at the time the Deductible Voluntary Contribution is made that it is made for the preceding calendar year. A Deductible Voluntary Contribution may only be made for a calendar year in which the Employee was a Participant, and in no event may a Deductible Voluntary Contribution be made by an Employee after he or she has ceased to be a Participant.

               (iv) All Participant Contributions will be considered to be Deductible Voluntary Contributions, unless the Employer has elected in the Adoption Agreement to allow Nondeductible Voluntary Contributions and the Participant designates before April 15 of the calendar year following the calendar year in which the contribution was made that the contribution was a Nondeductible Voluntary Contribution. In such a case, the contribution will be considered to have been a Nondeductible Voluntary Contribution made during the calendar year in which it was contributed.

               (v) A Participant's Deductible Voluntary Contributions must be in cash and shall be allocated to his or her Deductible Voluntary Contribution Account under Section 6.03 hereof.

               (vi) A Participant's right to his or her Deductible Voluntary Contribution Account shall be nonforfeitable and the Participant may withdraw all or a portion of his or her Deductible Voluntary Contribution Account upon written application to the Administrator. However, if at the time the Participant receives the withdrawal, he or she has not attained age 59-1/2 and is not disabled, the Participant will be subject to a federal income tax penalty unless, within 60 days of the date he or she receives it, he or she rolls over the amount withdrawn to an individual retirement plan or, if the Participant can satisfy the requirement contained in section 4.03(b) below, a qualified retirement plan.

               (vii) The Administrator may, in its discretion, accept accumulated deductible employee contributions (as defined in Code Section 72(o)(5)) that were distributed from a qualified retirement plan and rolled over pursuant to Code Sections 402(a)(5), 402(a)(7), 403(a)(4), or 408(d)(3). The
rolled over amount will be added to the Participant's Deductible Voluntary Contribution Account, but will not be taken into account in applying the restrictions specified in Section 4.02(b)(i) and (ii) above. In no case may the Administrator authorize the Plan to accept rollovers of accumulated deductible employee contributions from a qualified plan to which a contribution was made for the Participant while the plan was a Top-Heavy Plan (as defined in Section 21.02(b) hereof and applied to such other plan) and the Participant was a Key Employee (as defined in Section 21.02(a) hereof and applied to such other employer).

     4.03 Rollover Contributions. The Administrator may, in its discretion, direct the Trustee to accept a Rollover Contribution upon the express request of the Participant wishing to make such Rollover Contribution, the same to be held, administered and distributed by the Trustee in accordance with the terms of this Plan, provided that the Trustee consents if the contribution includes property other than cash. A Rollover Contribution shall only be a contribution, comprised of money and/or property, which is a "rollover amount" within the meaning of Code Section 402(a)(5) or a "rollover contribution" within the meaning of Code
Section 408(d)(3)(A)(ii) (as modified by Code Section 408(d)(3)(C)) with respect to which both of the following conditions are met:

          (a) The transfer of such amount is being made within 60 days of its receipt by the Participant and

          (b) No part of such amount is attributable to contributions made on behalf of the Participant while he or she was a Key Employee (as defined in Section 21.02(a) and applied to such other employer) in a Top-Heavy Plan (as defined in Section 21.02(b) and applied to such other plan).

     All Rollover Contributions made under this Section 4.03 must be accepted by the Trustee within the 60-day period referred to in paragraph (a) above. A Participant's Rollover Contribution shall at no time be included in the computation of the maximum allocation to a Participant's Account as set forth in
Section 5 hereof. Each Rollover Contribution made by a Participant shall be allocated to his or her Rollover Account pursuant to Section 6.03(d) hereof. Such Rollover Account shall be invested by the Trustee as part of the Trust Fund, pursuant to Section 11 hereafter, except as it may be held in kind as permitted above. A Participant may withdraw all or a portion of his or her Rollover Account upon 30 days' written notice to the Administrator. However, if the Participant is, or has been, a 5-percent owner (as defined in Code Section 416(i)(1)(B)(i)) and at the time of the withdrawal, he or she has not attained age 59-1/2 and is not disabled, the Participant will be subject to a federal income tax penalty unless, within 60 days of the date he or she receives it, he or she rolls the amount withdrawn to an individual retirement plan or, if the Participant can satisfy the requirement contained in subsection (b) above, a qualified retirement plan.

     4.04 Transfers from other Qualified Plans. The Administrator may, in its discretion, direct the Trustee to accept the transfer of any assets held for the Participant's benefit under a qualified retirement plan of a former employer of such Participant. Such a transfer shall be made directly between the trustee or custodian of the former employer's plan and the Trustee in the form of cash or its equivalent, and shall be accompanied by written instruction showing separately the portion of the transfer attributable to contributions by the former employer and by the Participant respectively. Separate written instructions delivered to the Administrator shall identify the portion of the transferred funds, if any, attributable to any period during which the Participant participated in a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus plan or profit sharing plan which would otherwise have provided a life annuity form of payment to the Participant. The Administrator shall be entitled to rely on all inclusions and commissions in such written instructions with respect to character of the transferred funds. To the extent that the amount transferred is attributable to contributions by the former employer, it shall be maintained in a separate transfer account. To the extent that the amount transferred is attributable to contributions by the Participant, it shall be maintained in the Participant's Nondeductible Voluntary Contribution Account or Deductible Voluntary Contribution Account as is appropriate.

                                   SECTION 5.
                                CODE SECTION 415
                           LIMITATIONS ON ALLOCATIONS

     5.01 Employers Maintaining No Other Plan.

          (a) If a Participant does not participate in, and has never participated in another qualified plan or a welfare benefit fund (as defined in Code Section 419(e)) maintaned by the Employer, the amount of the Annual Addition which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in the Plan.

          (b) If the Employer Contribution that would otherwide be allocated to a Participant's Account would cause the Annual Addition for the Limitation Year to exceed the Maximum Permissible Amount, the amount allocated will be reduced so that any Excess Amount shall be eliminated and, consequently, the Annual Addition for the Limitation Year will equal the Maximum Permissible Amount.

               (i) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

               (ii) As soon as is administratively feasible after the end of each Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of Participants' actual Compensation for the Limitation Year.

          (c) Any Excess Amount shall be eliminated pursuant to the following procedure:

               (i) The portion of the Excess Amount consisting of Nondeductible Voluntary Contributions which are a part of the Annual Addition (as defined in Section 5.05(a)) shall be returned to the Participant as soon as administratively feasible;

               (ii) If after the application of subparagraph (i) an Excess Amount still exists and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

               (iii) If after the application of subparagraph (i) an Excess Amount still exists and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce proportionally future Employer Contributions (including any allocation of forfeitures) for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year, if necessary. If a suspense account is in existence at any time during the Limitation Year pursuant to this subparagraph, it will not participate in the allocation of the Trust's investment gains and losses. In the event of termination of the Plan, the suspense account shall revert to the Employer to the extent it may not then be allocated to any Participant's Account.

          (d) Notwithstanding any other provision in subsections (a) through
(c), the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated.

     5.02 Employers Maintaining Other Master or Prototype Defined Contribution Plans

          (a) This Section 5.02 applies if, in addition to this Plan, a Participant is covered under another qualified Master or Prototype defined contribution plan or a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer during any Limitation Year. The Annual Addition which may be allocated to any Participant's Account for any such Limitation Year shall not exceed the Maximum Permissible Amount, reduced by the sum of any portion of the Annual Addition credited to the Participant's account under such other plans and welfare benefit funds for the same Limitation Year.

          (b) If the Annual Addition with respect to a Participant under other defined contribution plans and welfare benefit funds maintained by the Employer of what would be portions of the Annual Addition (if the allocations were made under the Plan) are less than the Maximum Permissible Amount and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Addition for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Addition under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount.

          (c) If the Annual Addition with respect to the Participant under such other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

          (d) If an Excess Amount was allocated to a Participant under this Plan on a date which coincides with the date an allocation was made under another plan, the Excess Amount attributed to this Plan will be the product of,

               (i) The total Excess Amount allocated as of such date, multiplied by

               (ii) the quotient obtained by dividing

                    (A) the portion of the Annual Addition allocated to the Participant for the Limitation Year as of such date by

                    (B) the total Annual Addition allocations to the Participant for the Limitation Year as of such date under this and all other qualified Master or Prototype defined contribution plans maintained by the Employer.

          (e) Any Excess Amount attributed to the Plan will be disposed in the manner described in Section 5.01.

     5.03 Employers Maintaining Other Defined Contribution Plans. If a Participant is covered under another qualified defined contribution plan which is not a Master or Prototype plan, the Annual Addition credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the provisions of Section 5.02 as though the plan were a Master or Prototype Plan, unless the Employer provides other limitations pursuant to the Adoption Agreement.

     5.04 Employers Maintaining Defined Benefit Plans. If the Employer maintains, or at any time maintained, a qualified defined benefit plan covering any Participant in this Plan, the sum of the Participant's Defined Benefit Plan Fraction and the Defined Contribution Plan Fraction will not exceed 1.0 in any Limitation Year. The Annual Addition which may be credited to the Participant's Account under this Plan for any Limitation Year will be limited in accordance with the provisions of Section 5.02, unless the Employer provides other limitations pursuant to the Adoption Agreement.

     5.05 Definitions. For purposes of this Section 5, the following terms shall be defined as follows:

          (a) Annual Addition. With respect to any Participant, the "Annual Addition" shall be the sum of the following amounts credited to a Participant's Account for the Limitation Year:

               (i) Employer Contributions;

               (ii) forfeitures; and

               (iii) the lesser of

                    (A) one-half (1/2) the allocated Nondeductible Voluntary Contributions or

                    (B) the amount of allocated Nondeductible Voluntary Contributions in excess of 6% of the Participant's Compensation for the Limitation Year.

     Any Excess Amount applied under Section 5.01(c)(ii) or (iii) or Section 5.02(e) in a Limitation Year to reduce Employer Contributions will be considered part of the Annual Addition for such Limitation Year. Amounts allocated, after March 31, 1984, to an individual medical account (as defined in Code Section 415(l)(1)) which is part of a defined benefit plan maintained by the Employer, are treated as part of the Annual Addition. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a Key Employee (as defined in Section 21.02(a) hereof) under a welfare benefit fund (as defined in Code Section 419(e)) maintained by the Employer, are treated as part of the Annual Addition.

          (b) Compensation. For the purposes of this Section 5, a Participant's "Compensation" shall include any earned income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

               (i) Employer contributions to a plan of deferred compensation which are not includible in the Participant's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Participant, or any distributions from a plan of deferred compensation;

               (ii) Amounts realized from the exercise of a nonqualified stock option, or when restricted property held by the Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

               (iii) Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; and

               (iv) other amounts which received special tax benefits, or contributions made by the Employer (whether or not under a salary-reduction agreement) towards the purchase of an annuity described in Code Section 403(b) (whether or not the amounts are actually excludable from the gross income of the Participant).

     For purposes of applying the limitations of this Section 5, Compensation for a Limitation Year is the Compensation actually paid or includible in gross income during such year.

     Notwithstanding the preceding sentence, Compensation for a Participant in a profit sharing plan who is permanently and totally disabled (as defined in Code
Section 22(e)(3)) is the Compensation such Participant would have received for the Limitation Year if the Participant was paid at the rate of Compensation paid immediately before becoming permanently and totally disabled; such imputed compensation for the disabled Participant may be taken into account only if the Participant is not an officer, an owner, or highly compensated, and contributions made on behalf of such a Participant are nonforfeitable when made.

          (c) Defined Benefit Fraction. The "Defined Benefit Fraction" shall be a fraction, the numerator of which is the sum of the Participant's Projected Annual Benefits under all the defined benefit plans (whether or not terminated) maintained by the Employer, and the denominator of which is the lesser of 125% of the dollar limitation in effect for the Limitation Year under Code Section 415(b)(1)(A) or 140% of the Participant's Highest Average Compensation.

     Notwithstanding the above, if the Participant was a participant in one or more defined benefit plans maintained by the Employer which were in existence on July 11, 1982, the denominator of this fraction will not be less than 125% of the sum of the annual benefits under such plans which the Participant had accrued as of the later of the end of the last Limitation Year beginning before January 1, 1983. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code
Section 415 as in effect at the end of the 1982 Limitation Year. For purposes of this paragraph, a Master or Prototype plan with an opinion letter issued before January 1, 1983, which was adopted by the Employer on or before June 30, 1983, is treated as a plan in existence on July 1, 1982.

          (d) Defined Contribution Fraction. The "Defined Contribution Fraction" shall be a fraction, the numerator of which is the sum of the Annual Additions to the Participant's account under all the defined contribution plans (whether or not terminated) maintained by the Employer for the current and all prior Limitation Years, (including the Annual Additions attributable to the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by the Employer, and the Annual Additions attributable to all welfare benefit funds (as defined in Code Section 419(e))), and the denominator of which is the sum of the Maximum Aggregate Amounts for the current and all prior Limitation Years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The Maximum Aggregate Amount in any Limitation Year is the lesser of 125% of the dollar limitation in effect under Code Section 415(c)(1)(A) or 35% of the Participant's Compensation for such year.

     If a Participant was a participant in one or more defined contribution plans maintained by the Employer which were in existence on July 1, 1982, the numerator of this fraction will be adjusted if the sum of this Defined Contribution Fraction and the Defined Benefit Fraction would otherwise exceed
1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of

               (i) The excess of the sum of the fractions over 1.0, multiplied by

               (ii) the denominator of this Defined Contribution Fraction.

will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the later of the end of the last Limitation Year beginning before January 1, 1983 or September 30, 1983. This adjustment also will be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of the accruals or additions that were made before the limitations of this Section 5 became effective to any plans of the Employer in existence on July 1, 1982. For purposes of this paragraph, a Master or Prototype plan with an opinion letter issued before January 1, 1983, which is adopted by the Employer on or before September 30, 1983, is treated as a plan in existence on July 1, 1982.

          (e) Employer. "Employer" means the Employer that adopts this Plan and all members of (i) a controlled group of corporations (as defined in Code
Section 414(b) as modified by Code Section 415(h)), (ii) commonly controlled trades or businesses (whether or not incorporated) (as defined in Code Section 414(c) as modified by Code Section 415(h)), or (iii) affiliated service groups (as defined in Code Section 414(m)) or which the Employer is a part.

          (f) Excess Amount. The "Excess Amount" is the excess of what would otherwise by a Participant's Annual Addition for the Limitation Year over the Maximum Permissible Amount. If at the end of a Limitation Year when the Maximum Permissible Amount is determined on the basis of the Participant's actual Compensation for the year, an Excess Amount results, the Excess Amount will be deemed to consist of the portion of the Annual Addition last allocated, except that the portion of the Annual Addition attributable to a welfare benefit fund will be deemed to have been allocated first regardless of the actual allocation date.

          (g) Highest Average Compensation. A Participant's "Highest Average Compensation" is his or her average Compensation for the three consecutive Years of Service with the Employer that produces the highest average. A Year of Service with the Employer is the 12-consecutive-month period defined in Section
2.52 of the Plan.

          (h) Limitation Year. A "Limitation Year" is the Plan Year or any other 12-consecutive-month period specified by the Employer in the Adoption Agreement. All qualified plans maintained by the Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

          (i) Master or Prototype Plan. A "Master or Prototype" plan is a plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

          (j) Maximum Permissible Amount. For a Limitation Year, the "Maximum Permissible Amount" with respect to any Participant shall be the lesser of

               (i) $30,000 (or beginning January 1, 1988, such larger amount determined by the Commissioner of Internal Revenue for the Limitation Year) or

               (ii) 25% of the Participant's Compensation for the Limitation
Year.

     If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive-month period, the Maximum Permissible Amount will not exceed the quotient determined by first multiplying $30,000 by the number of months in the short Limitation Year and then dividing the product by 12.

          (k) Projected Annual Benefit. The "Project Annual Benefit" is the annual retirement benefit (adjusted to an actuarilly equivalent straight life annuity if such benefit is expressed in a form other than a straight life annuity or qualified joint and survivor annuity) to which the Participant would be entitled under the terms of the plan assuming:

               (i) the Participant will continue employment until normal retirement date under the plan (or current age, if later), and

               (ii) the Participant's compensation for the current Limitation Year and all other relevant factors used to determine benefits under the plan will remain constant for all future Limitation Years.

                                   SECTION 6.
                            TIME AND MANNER OF MAKING
                                  CONTRIBUTIONS

     6.01 Manner. Unless otherwise agreed to by the Trustee, contributions to said Trustee shall be made only in cash. All contributions may be made in one or more installments.

     6.02 Time. Employer Contributions and Participant Contributions with respect to a Plan Year shall be made before the time limit, including extensions thereof, for filing the Employer's federal income tax returns for the Year with or within which the particular Plan Year ends (or such later time as is permitted by regulations authorized by the Secretary of the Treasury or delegate). Rollover Contributions may be made at any time acceptable to the Administrator in accordance with Section 4.0 hereof. All contributions shall be paid to the Administrator for transfer to the Trustee, as soon as possible, or, if acceptable to the Administrator and the Trustee, such contributions may be paid directly to the Trustee. The Administrator shall transfer such contributions to the Trustee as soon as possible. The

Administrator may establish a payroll deduction system or other procedure to assist the making of Participant Contributions to the Trust, and the Administrator may from time to time adopt rules or policies governing the manner in which such contributions may be made so that the Plan may be conveniently administered.

     6.03. Separate Accounts. For each Participant, a separate account shall be maintained for each of the following types of contributions and the income, expenses, gains and losses attributable thereto:

          (a) Employer Contributions;

          (b) Nondeductible Voluntary Contributions, if selected in the Adoption Agreement;

          (c) Deductible Voluntary Contributions, if selected in the Adoption Agreement;

          (d) Rollover Contributions, if, pursuant to Section 4.03 hereof, the Administrator directs the Trustee to accept such contributions; and

          (e) funds directly or indirectly transferred from another qualified retirement plan pursuant to Section 4.04 hereof, if the Administrator directs the Trustee to accept such transfers.

     In addition, pursuant to Section 7.02(d) and (f) hereof, separate accounts will be maintained for the pre-break and postbreak Employer Contributions made on behalf of a Participant who has Service excluded from the calculations of Vesting Years pursuant to Section 2.50(b) or (c). Notwithstanding the above, if a Participant's rights to Employer Contributions are immediately and fully nonforfeitable, Employer Contributions allocated on behalf of such Participant and his or her Nondeductible Voluntary Contributions may be maintained in a single account.

                                   SECTION 7.
                                     VESTING

     7.01 When Vested. A Participant shall always have a fully vested and nonforfeitable interest in his or her Nondeductible Voluntary Contribution Account, Deductible Voluntary Contribution Account and Rollover Account, and any transfer account established pursuant to Section 4.04 hereof on his or her behalf. A Participant's interest in his or her Employer Contribution Account shall be vested and nonforfeitable at Normal Retirement Date, death, Disability, upon termination (including a complete discontinuance of Employer Contributions) or partial termination of the Plan and otherwise only to the extent specified in the Adoption Agreement.

     7.02 Forfeitures. If a Participant's employment with the Employer is terminated before his or her Employer Contribution Account is fully vested in accordance with Section 7.01 hereof, this Section 7.02 shall apply.

          (a) If the Participant completes a period of five consecutive One-Year Breaks in Service before returning to employment with the Employer, dying or becoming disabled, the portion of the Participant's Employer Contribution Account which was not vested at the time of his or her termination shall be forfeited and

               (i) if this Plan is adopted as a profit sharing plan, allocated exclusively as of the next Valuation Date in the same manner, and to the same Participants' Employer Contribution Accounts as the Employer Contribution for that Plan Year is allocated pursuant to Section 4.01 hereof, or

               (ii) if this Plan is adopted as a money purchase pension plan, applied exclusively to reduce the Employer Contributions for the next Plan Year.

          (b) No forfeitures shall occur solely as a result of withdrawal of Deductible Voluntary Contributions, Nondeductible Voluntary Contributions, Rollover Contributions or amounts held in a transfer account.

          (c) Following a forfeiture, the Participant shall be fully vested in all funds which remain in his or her Employer Contribution Account immediately after the forfeiture and in all Trust earnings subsequently attributed to such funds.

          (d) If the Participant is reemployed by the Employer after he or she completes five consecutive One-Year Breaks in Service, an additional Employer Contribution Account shall be maintained on the Participant's behalf; provided that, at a subsequent time, the Trustee shall have the discretionary authority to combine any number of Employer Contribution Accounts maintained for a Participant, so long as the Participant is 100% vested in each combined account. All subsequent Employer Contributions made on the Participant's behalf shall be credited to the Employer Contribution Account which was established at the time of his or her return to employment with the Employer. The extent to which the Participant is vested in any additional Employer Contribution Accounts established on his or her behalf shall be determined independently of any determination of the extent to which the Participant is vested in any previously established Employer Contribution Account(s); all such determinations shall be made in accordance with the provisions in Section 2.50 above.

          (e) If the Participant has received a distribution from his or her Employer Contribution Account pursuant to Section 9 hereof and if the Participant is reemployed by the Employer before he or she completes five consecutive One-Year Breaks in Service, the portion of the Employer Contribution Account which is then vested shall be determined by adding to the then value of the Employer Contribution Account, the amount, if any, previously distributed and not repaid to the Trust, applying the vesting percentage then applicable, and then subtracting the amount previously distributed and not repaid to the Trust.

          (f) Each Employer Contribution Account established pursuant to subsection (d) hereof (or such Employer Contribution Account into which the Trustee has combined the accounts pursuant to all powers granted to it in subsection (d) hereof) shall be credited with its proportionate share of Trust earnings and losses. For the purposes of the remaining Sections of this Plan, all Employer Contribution Accounts established in the name of a Participant shall be treated as a single account.

                                   SECTION 8.
                             DISTRIBUTION UPON DEATH

     8.01 Qualified Preretirement Survivor Annuity. If this Plan is adopted as a money purchase pension plan, unless an optional form of distribution has been selected within the Election Period pursuant to a Qualified Election, if a Participant's Service terminates because of death before distributions have commenced, then the Trustee shall, upon the direction of the Administrator, apply 50% of the Participant's vested Account balance toward the purchase of an annuity contract for the life of the Spouse.

     8.02 Other Distributions at Death. If the Participant dies after he or she has begun to receive distributions pursuant to Section 9.01 or 9.03(b), this
Section 8.02 shall apply with respect to the Participant's entire Account. With respect to any Account, or portion thereof, to which Section 8.01 did not apply, if the Participant dies before he or she has begun to receive distributions pursuant to Sections 9.01 and 9.03(b), this Section 8.02 shall apply with respect to such Account, or portion thereof. With respect to a portion of the Participant's Account to which Section 8.01 did apply, if the Participant made a Qualified Election within the Election Period not to receive a Qualified Preretirement Survivor Annuity at his or her death and the Participant's Service terminates because of death before distributions have commenced, this Section
8.02 shall apply with respect to such portion of the Participant's Account.

          (a) With respect to any Account of portion thereof to which this
Section 8.02 applies the Trustee shall, at the direction of the Administrator, distribute the Participant's Account in accordance with the provisions of this
Section 8.02. The Administrator's direction shall include notification of the Participant's or Beneficiary's death and the existence or non-existence of a surviving spouse.

          (b) If the Participant has validly named a Beneficiary or Beneficiaries in the most recent Designation of Beneficiary form filed with Trustee before the Participant's death in compliance with Section 15, his or her Account shall be distributed to the Beneficiary or Beneficiaries so named. To the extent that any portion of an Account of a deceased Participant is not governed by an effective Designation of Beneficiary form which names at least one living Beneficiary, that portion of the Account shall be distributed to the deceased Participant's Spouse or if that is not possible, to the estate of the deceased Participant.

          (c) If the Participant has validly elected a manner of distribution with respect to his or her Account, his or her Account shall be distributed in accordance with such election. With respect to any portion of a deceased Participant's Account for which the Participant has not validly elected a manner of distribution, distribution shall be made in such manner as the Participant's Beneficiary (or Beneficiaries) may elect, or in the absence of such an election, in a lump sum.

          (d) Distribution to the Participant's Beneficiary shall be made according to the following provisions:

               (i) If the Participant dies before benefits commence and during a Plan Year which began after December 31, 1984, and if the Spouse is not the Beneficiary, the Participant's entire Account balance must be distributed to the Participant's Beneficiary either (A) within five years after the Participant's death, or (B) in substantially equal annual or more frequent installments over a period not exceeding the life expectancy of the Beneficiary (as determined as of the date of the Participant's death by using the return multiples contained in section 1.72-9 of the Treasury Regulations) provided that such distributions commence within one year after the Participant's death.

               (ii) If the Participant dies before benefits commence and during a Plan Year which begins after December 31, 1984, and if the Spouse is the Beneficiary, the Participant's entire Account balance must be distributed to the Participant's Spouse either (A) within five years after the Participant's death, or (B) in substantially annual or more frequent installments over a period not longer than the Spouse's life expectancy (as determined as of the time distribution is commenced and recalculated annually, by using the return multiples contained in section 1.72-9 of the Treasury Regulations) provided that such distribution is commenced on or before the later of the date on which the Participant would have attained age 70-1/2 or one year after the Participant's death.

               (iii) If distributions have commenced to the Participant before the Participant's death, distributions to the Participant's Spouse, Beneficiary or estate shall continue over a period at least as rapid as the period selected by the Participant.

          (e) If a Participant's Beneficiary dies after the Participant and before he or she receives full payment of the portion of the Participant's Account balance to which he or she is entitled, the Trustee shall, upon direction of the Administrator, distribute the funds to which the deceased Beneficiary is entitled to the beneficiary or beneficiaries validly named on the most recent designation of beneficiary form filed by the Beneficiary with the Trustee before the Beneficiary's death. To the extent that any portion of the funds to which the deceased Beneficiary was entitled are not governed by an effective designation of beneficiary, the funds shall be distributed to the deceased Beneficiary's surviving spouse, or if that is not possible, to the estate of the deceased Beneficiary. The Administrator's direction shall include notification of the Beneficiary's death and the existence or non-existence of a surviving spouse.

               (i) If distributions had commenced before the Participant's death, distribution to the beneficiary of a deceased Beneficiary shall continue over a period at least as rapid as the period selected by the Participant.

               (ii) If the deceased Beneficiary was the surviving Spouse of the Participant and the deceased Beneficiary had not begun to receive distributions from the Participant's Account at the time of his or her death, the Participant's Account shall be distributed to the deceased Beneficiary's beneficiary according to the provisions of this Section 8.02 applied as if the Beneficiary were the Participant. In addition, the surviving spouse's beneficiaries shall be treated as Beneficiaries during any future application of this Section 8.02.

               (iii) If neither subparagraph (i) nor (ii) above apply, the Participant's Account shall be distributed to the deceased Beneficiary's beneficiary either (A) within five years after the Participant's death, or (B) in substantially equal annual or more frequent installments over the remainder of the life expectancy of the Beneficiary as that life expectancy was determined at the Participant's death (by using the return multiples contained in section 1.72-9 of the Treasury Regulations) provided that distributions commence (or commenced) within one year of the Participant's death.

          (f) If a beneficiary of a Beneficiary (or a beneficiary) dies before he or she has received full payment of the portion of the Participant's Account balance to which he or she is entitled, the Trustee shall, after notification by the Administrator of the beneficiary's death, distribute the funds to which the deceased beneficiary is entitled to the beneficiary or beneficiaries validly named on the most recent designation of beneficiary form filed by the deceased beneficiary with the Trustee before the beneficiary's death. To the extent that any portion of the funds to which the deceased beneficiary was entitled are not governed by an effective designation of beneficiary, the funds shall be distributed to the deceased beneficiary's surviving spouse, or if that is not possible, to the estate of the deceased beneficiary.

               (i) If distributions had commenced before the Participant's Death, distribution to the beneficiary of a deceased Beneficiary shall continue over a period at least as rapid as that selected by the Participant.

               (ii) In all other cases, the Participant's Account shall be distributed to the deceased beneficiary's beneficiary either (A) within five years after the Participant's death, or (B) in substantially equal annual or more frequent installments over the remainder of the life expectancy of the Beneficiary as that life expectancy was determined at the Participant's death (by using the return multiples contained in section 1.72-9 of the Treasury Regulations) provided that distributions commence (or commenced) within one year of the Participant's death.

     8.03 Children as Beneficiaries. For the purposes of Section 8.02, any distribution paid to a Participant's child shall be treated as paid to the Participant's surviving Spouse if such amount becomes payable to the surviving Spouse when the child reaches the age of maturity.

                                    SECTION 9
                               OTHER DISTRIBUTIONS

     9.01 Distribution in Plan Years Beginning Before January 1, 1985. During any Plan Year which begins before January 1, 1985, the Account of any Participant to which Section 8 does not apply, to the extent it is vested pursuant to Section 7.01 hereof, will be distributed in accordance with the terms of this Section 9.01.

          (a) A Participant's Account will normally be distributed in monthly installments which must commence at or within 60 days after the end of the Plan Year in which occurs his or her Normal Retirement Date or in which his or her Service ceases, whichever is later, to continue over a period of 120 months; provided, however, that in the case of a Participant who is an Owner-Employee, monthly installments to such a Participant must commence no later than the last day of the Participant's taxable year in which such Participant attains age 70-1/2. The monthly amount shall normally be the vested balance of the Participant's Account divided by the remaining number of months in such 120 months, all rounded to the nearest cent. However, the amount of each monthly installment may be recomputed and adjusted from time to time no more frequently than monthly as the Trustee may reasonably determine.

          (b) All Participants may request and the Administrator shall have the discretionary power to approve, subject to the requirements stated in this Plan, any of the following variations from the normal pattern of distribution:

               (i) Distributions made or commencing before the Participant's Normal Retirement Date and following the Participant's attainment of age 59-1/2, Disability, or separation from Service, if this Plan is adopted as a profit sharing plan.

               (ii) Distributions made or commencing before the Participant's Normal Retirement Date and following the Participant's Disability or separation from Service, if this Plan is adopted as a money purchase pension plan.

               (iii) Distributions made or commencing after the normal time of distribution described in Section 9.01(a); provided, however, that any such deferred distribution must commence no later than the last day of the Participant's taxable year in which the Participant attains age 70-1/2.

               (iv) Distribution of the Participant's entire Account at one time.

               (v) Installment payments of a fixed amount, such payments to be made until exhaustion of the Participant's Account.

               (vi)  Distribution in kind.

               (vii) Any reasonable combination of the foregoing or any reasonable time or manner of distribution within the above-stated limitations.

     9.02 Timing of Annuity Payments and Normal Distributions in Plan Years Beginning After December 31, 1984. Payment of benefits under the Qualified Joint and Survivor Annuity or distributions pursuant to the normal form of distribution discussed in Section 9.03(b), shall commence after the Participant attains his or her Normal Retirement Date and on or before the earlier of 60 days after the close of the Plan Year, or the first April 1 after the calendar year, in which occurs the Participant's Normal Retirement Date or in which his or her employment ceases, whichever is later; provided, however, that in the case of a Participant who is a 5-percent owner of the Employer (as defined in Code Section 416(i)(1)(B)(i)), payment of benefits or monthly installments to such a Participant must commence on or before the first April 1 after the calendar year in which such Participant attains age 70-1/2. In the case of a Participant who becomes a 5-percent owner of the Employer (as defined in Code
Section 416(i)(1)(B)(i)) after attaining age 70-1/2 but before termination of employment, and during a Plan Year which began after December 31, 1984, payment of benefits or monthly installments to such Participant must begin on or before the first April 1 after the calendar year in which Participant becomes a 5-percent owner.

     9.03 Form of Distribution in Plan Years Beginning after December 31, 1984. During any Plan Year which begins after December 31, 1984, the Account of a Participant to which Section 8 does not apply, shall be distributed in a form according to this Section 9.03.

          (a) If this Plan is adopted as a money purchase pension plan, unless the Participant elects an optional form of distribution pursuant to a Qualified Election within 90 days before the date on which distributions under this
Section 9 would commence, a Participant's Account shall be paid in the form of a Qualified Joint and Survivor Annuity.

          (b) If the Participant was eligible to receive a Qualified Joint and Survivor Annuity and he or she elects an optional form of distribution pursuant to a Qualified Election within 90 days before the date on which distributions under this Section 9 would commence or if this Plan is adopted as a profit sharing plan and Section 9.03(a) does not apply to the Participant, a Participant's Account will normally be distributed in monthly installments over a period equal to the shorter of 120 months or the joint life and last survivor expectancy of the Participant and his or her spouse (as calculated by using the return multiples specified in Section 1.72-9 of the Treasury Regulations at the time of the first distribution). The monthly account shall normally be the balance of the Participant's Account divided by the remaining number of months in such period, all rounded to the nearest cent. However, the amount of each monthly installment may be recomputed and adjusted from time to time no more frequently than monthly as the Trustee may reasonably determine.

          (c) If this Plan is adopted as a money purchase pension plan and the Participant elects an optional form of distribution pursuant to Qualified Election within 90 days before the date on which distributions under this
Section 9 will commence and such optional form of distribution is not the normal form of distribution discussed in subsection (b) or if this Plan is adopted as a profit sharing plan and the Participant makes a written election to receive an optional form of distribution, the Administrator shall have the discretion to approve or disapprove such form of distribution. Pursuant to this Section 9.03(c), the Administrator shall have the discretion to approve of the following variation from the normal pattern of distribution, provided that the distribution shall otherwise comply with the requirements of this Plan:

               (i) Distributions made or commencing before the Participant's Normal Retirement Date and following the Participant's attainment of age 59-1/2, Disability, or separation from Service, if this Plan is adopted as a profit sharing plan.

               (ii) Distributions made or commencing before the Participant's Normal Retirement Date and following the Participant's Disability or separation from Service, if this Plan is adopted as a money purchase pension plan.

               (iii) Distributions made or commencing after the normal time of distribution described in Section 9.02; provided, however, that any such deferred distribution must commence no later than the first April 1 after the calendar year in which the Participant attains age 70-1/2.

               (iv) Distribution of the Participant's entire vested Account balance at one time, provided that the Participant requests such distribution in writing.

               (v) Installment payments of a fixed amount, such payments to be made until exhaustion of the Participant's Account.

               (vi)  Distribution in kind.

               (vii) Any reasonable combination of the foregoing or any reasonable time or manner of distribution within the above-stated limitations.

     Notwithstanding the above, if this Plan is adopted as a money purchase pension plan and a married Participant's vested Account Balance (exclusive of the Participant's Rollover Account and Deductible Voluntary Contribution Account) exceeds $3,500, no amount may be distributed to a participant unless the Participant's Spouse consents in writing to such distribution.

     9.04 Required Minimum Distributions. In the case of any Participant to whom Section 9.01 applies, to whom Section 9.03(a) does not apply, or to whom
Section 9.03(a) applies and who elects an option form of distribution, the annual distribution from his or her Account must equal or exceed the applicable required minimum distribution. The minimum distribution to be made for each calendar year beginning with the calendar year during which distribution is required to commence pursuant to Section 9.01 or 9.03(b) or (c) shall be the amount equal to the quotient obtained by dividing the Participant's Account balance at the beginning of the year by the greater of the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and Beneficiary. For purposes of this minimum distribution rule, life expectancy and joint life and last survivor expectancy shall be calculated by using the return multiples specified in section 1.72-9 of the Treasury Regulations either once, at the time of the first distribution, or in the case of an expectancy involving only a spousal Beneficiary, annually in a consistent manner. If the Participant's Spouse is not the Beneficiary, the method of distribution used must ensure that at least 50% of Present Value (as defined in Section 21.02(h) hereof) of the Participant's Account balance at the time distributions commence is paid within the life expectancy of the Participant.

     9.05  Nonconsensual Distributions.  Notwithstanding any provision of this
Section 9 to the contrary, if a former Participant's vested Account balance (exclusive of his or her Rollover Account and Deductible Voluntary Contribution Account) equals $3,500 or less, the Administrator may direct that the entire vested Account balance be distributed to the former Participant regardless or whether the former Participant (or his or her Spouse, if applicable) requests or otherwise consents to such distribution.

     9.06 Special One-Time Distribution Election. Notwithstanding any Plan provision to the contrary and subject to the requirements of Section 9.03(a) above, distribution on behalf of any Employee, including a 5-percent owner (as defined in Code Section 416(i)(1)(B)(i)), may be made in accordance with the following requirements (regardless of when such distribution commences):

          (a) The distribution is one which would not have disqualified the Plan under Code Section 401(a)(9) as it was in effect prior to its amendment by the Deficit Reduction Act of 1984.

          (b) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant has died, by a beneficiary of such Participant.

          (c) Such designation was in writing, was signed by the Participant or the beneficiary, and was made before January 1, 1984.

          (d) The Participant had accrued a benefit under the Plan as of December 31, 1983.

          (e) The method of distribution designated by the Participant or the beneficiary specifies the time at which distribution will commence, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant are listed in order of priority.

          (f) If the distribution is one to which the provisions of Section 9.03(a) hereof would otherwise have applied and the Participant is married, the Participant's spouse consents to the election in a writing filed with the Administrator.

     A distribution upon death will not be covered by this section 9.06 unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

     For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Participant, or the Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirement in subsections (a) and (e) above.

     If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) as amended. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life).

                                   SECTION 10.
                                      LOANS

     10.01 Availability of Loans. If, in the Adoption Agreement, the Employer has specified that loans to Participants are permitted, the Loan Trustee shall, upon the direction of the Administrator, make one or more loans, including any renewal thereof, to a Participant (other than a Participant who is an Owner-Employee). Any such loan shall be subject to such terms and conditions as the Administrator shall determine pursuant to a uniform policy adopted by the Administrator for this purpose, which policy shall be at least as restrictive as required by this Section 10.

     10.02 Spousal Consent Required. To obtain a loan, a Participant must obtain the consent of his or her Spouse, if any, within the 90-day period before the time his or her Account balance is used as security for the loan. Furthermore, a new consent is required if an increase in the amount of the security is necessary and any of the remaining balance of the Account is used.
A spousal consent to a loan must be in writing, witnessed by a Plan representative or notary public, and acknowledge that as a result of a default repayment of the loan the Spouse may be entitled to a lesser death benefit than he or she would otherwise receive under the Plan. A Spouse shall be deemed to consent to any loan which is outstanding at the time or his or her marriage to the Participant.

     10.03 Equivalent Basis. No such loan may be made to a disqualified person within the meaning of Code Section 4975(e), unless such loans are available to all Participants on a reasonably equivalent basis and are not made available to officers, shareholders or highly paid Participants in an amount which, when stated as a percentage of any such Participant's Account, is greater than is available to any other Participants.

     10.04 Limitation on Amount. The amount of any such loan, when added to the outstanding balance of all other loans from the Plan (and any other qualified retirement plans of the Employer's) to the Participant, shall not exceed the following:

        Participant's Vested                     Maximum Amount
          Account Balance                            of Loan

            $0 - $10,000                 100% of vested Account balance

         $10,000 - $20,000                           $10,000

         $20,000 - $100,000               50% of vested Account balance

           over $100,000                             $50,000

     The value of the Participant's Account balance shall be as determined by the Administrator; provided, however, that such determination shall in no event take into account the portion of the Participant's Account attributable to the Participant's Deductible Voluntary Contribution Account.

     10.05 Maximum Term. The term of the any such loan shall not exceed 5 years; provided, however, that such limitation shall not apply to any loan used to acquire, construct, reconstruct, or substantially rehabilitate any dwelling unit which within a reasonable time is to be sued (determined at the time the loan is made) as a principal residence of the Participant or a member of the Participant's family (within the meaning of Code Section 267(c)(4)).

     10.06 Promissory Note. Any such loan shall be evidenced by a promissory note executed by the Participant and payable to the Loan Trustee, on the earliest of (i) a fixed maturity date meeting the requirements of Section 10.05 above, but in no event later than the Participant's Normal Retirement Date, (ii) the Participant's death, or (iii) when distribution hereunder is to be made to the Participant (other than a withdrawal which will not reduce the value of his or her Account to the extent that the aggregate amount owing could not be made as a new loan within the limitation set forth in Section 10.04 above). Such promissory note shall be secured by an assignment of the Participant's Account to the Loan Trustee. Such promissory note shall evidence such terms as are required by this Section 10.

     10.07 Interest. Any such loan shall be subject to a reasonable rate of interest.

     10.08 Repayment. If a note is not paid when the Participant's benefits hereunder are to be distributed, then any unpaid portion of such loan and unpaid interest thereon shall be deducted by the Loan Trustee from the Participant's Account before benefits are paid from or purchased out of the Account. Such deduction shall, to the extent thereof, cancel the indebtedness of the Participant. If a note is not paid when it otherwise becomes payable under
Section 10.05 hereof, or if at any time the Administrator determines that the aggregate amounts owing by a Participant upon such notes exceed the vested value of the Participant's Account, the Participant shall be promptly notified in writing that unless such loan or excess is repaid within 30 days, action will be taken to collect the same plus any cost of collections. Notwithstanding any implication of the preceding sentence to the contrary, no attachment of the Participant's Account shall occur until a distributable event occurs under Sections 8 or 9 (or if it is otherwise applicable, Section 22) hereof.

     10.09 Accounting. Loans shall be made only from the Account of the Participant (exclusive of that portion of the account attributable to the Participant's Deductible Voluntary Contribution Account) requesting the loan, and shall be treated as an investment of such Account. All interest payments made with respect to such loan shall be credited to the Participant's Account.

     10.10  Precedence.  This Section 10 overrides Section 16.01 below.

                                   SECTION 11.
                                TRUST PROVISIONS

     11.01 Manner of Investment. All contributions to the Account of a Participant shall be held in trust by the Trustee designated in the Adoption Agreement. Except to the extent that a Participant's Account is invested in a loan pursuant to Section 10 hereof, the Account of a Participant may only be invested and reinvested in shares of Designated Investment Companies, unless the Distributor permits less than 100% of the Trust assets to be so invested. If the Administrator or the Participant, as the case may be, has elected to have a portion of an Account invested in other than shares of Designated Investment Companies and the Distributor has authorized the investment of less than 100% of Trust assets in such shares, the Trustee shall invest such amount in such investments as it is empowered to invest in under Section 11.03 hereof. The Designated Investment Companies available for investment may be limited by the Employer. Investment in the shares of more than one Designated Investment Company is not permitted unless the value of the Participant's Account and the value of the investment in each additional Designated Investment Company exceed amounts from time to time determined by the Distributor.

     11.02  Investment Decision.

          (a) The decision as to the investment of an Account shall be made by the person designated in the Adoption Agreement, and the Trustee shall have no responsibility for determining how an Account is to be invested or to see that investment directions communicated to it comply with the terms of the Plan. If the decision is made by the Participant, the Participant shall convey investment instructions to the Administrator and the Administrator shall promptly transmit those instructions to the Trustee. Further, if the decision is to be made by the Participant, the right to make such a decision shall remain with the Participant upon retirement and shall pass to the Distributee upon death.

          (b) The person designated to make the decision as to the investment of an Account may direct that the investment medium of an Account be changed provided that no such change may be made from or to an investment other than a Designated Investment Company except to the extent permitted under Section 11.10 above and by the terms of that other investment vehicle. If the Distributor determines in its own judgment that there has been trading of shares of Designated Investment Companies in the Accounts of the Participants, any Designated Investment Company may refuse to sell its shares to such Accounts. When an investment is being made or changed, the person designated to do so shall specify the type of account to which the change refers.

          (c) If any decision as to investments is to be made by the Administrator, it shall be made on a uniform basis with respect to all Participants.

          (d) The Administrator and the Trustee may adopt procedures permitting Participants to convey their investment instructions directly to the Trustee or to the transfer agent for the Designated Investment Company or Companies or for any other investment permitted by the Distributor.

          (e) Whenever a Participant is the person designated to make the decision as to the investment of an Account, the Administrator shall ascertain that the Participant has received a copy of the current prospectus relating to the shares of any Designated Investment Company in which such Account is to be invested plus, where required by any state or federal law, the current prospectus relating to any other investment in which the Account is to be invested. With respect to contributions designated for investment by a Participant, by remitting such a contribution to the Trustee, the Administrator shall be deemed to warrant to the Trustee fro the benefit of the appropriate Designated Investment Company or Companies and its or their principal underwriter that the Participant has received all such prospectuses. By remitting any other contribution to the Trustee, the Administrator shall be deemed to warrant to the Trustee for the benefit of the appropriate Designated Investment Company or Companies and its or their principal underwriter that the Administrator has received a current prospectus of any Designated Investment Company in which the contribution is to be invested, plus, where required by any state or federal law, the current prospectus relating to any other investment in which contributions are to be invested.

     11.03 Investment Powers. To the extent that a portion of the Trust assets are invested other than in shares of Designated Investment Companies pursuant to
Section 11.01 above, the Trustee is hereby granted full power and authority to invest and reinvest the Trust assets in any property of any kind or nature whatsoever (speculative or otherwise) or in any rights or interests therein, or in any evidences or indicia thereof and whether real, personal or mixed or whether tangible or intangible (including for illustration but not to be limited to the following, or anything of a similar kind, character or class: common or preferred stocks, evidences or ownership in so-called Massachusetts business trusts, fees, beneficial interests, leaseholds, bonds, mortgages, leases, notes or obligations, oil and gas payments, oil and gas contracts, other securities, instruments or commodities, investments in property yielding little or no income and shares of regulated investment companies) without regard to any rule of law or statute of the state of the Trustee designation investments eligible for trust funds, and without respect to any custom or practice either as to types of investments or diversification of investments, and to hold cash uninvested at any time and from time to time in such amounts and to such extent as the Trustee in its own uncontrolled discretion and judgment deems advisable; provided, however, that the Trustee is to act with the care, skill and diligence, under the circumstances then prevailing, which would characterize the actions of a prudent man who is acting as such a Trustee and who is familiar with the duties of such a Trustee; further provided that the Trustee shall diversify the investments of the Trust Fund so as to minimize the risk of large losses unless, under the circumstances, such diversification would not be prudent; further provided that the Trustee is not empowered to enter into any investment which would be prohibited under the Act or otherwise by the provisions of this Plan.

     Notwithstanding the above, the following restrictions on the investment of a Participant's Account shall apply:

          (a) No part of a Participant's Deductible Voluntary Contribution Account may be used to purchase life insurance.

          (b) At most, less than one-half of the aggregate Employer Contributions allocated to a Participant's Employer Contribution Account may be used to pay premiums attributable to the purchase of ordinary life insurance contracts (life insurance contracts with both nondecreasing death benefits and nonincreasing premiums).

          (c) No more than one-quarter of aggregate Employer Contributions allocated to a Participant's Employer Contribution Account may be used to pay premiums on term life insurance contracts, universal life insurance contracts, and all other life insurance contracts which are not ordinary life insurance contracts.

          (d) One-half of the amount used to pay premiums on ordinary life insurance contracts plus the amount used to pay premiums on all other life insurance contracts may not exceed an amount equal to one-quarter of the aggregate Employer Contributions allocated to a Participant's Employer Contribution Account.

          (e) No part of a Participant's Account shall be applied towards the purchase of any insurance contract unless (i) the Trustee applies for and is the owner of such contract, (ii) the contract provides that all contract proceeds shall be paid to the Trustee, and (iii) the contract provides for distributions to the Participant's Spouse, as necessary to ensure compliance with the applicable requirements of Sections 8, 9, and 22.

     If a Participant's Account is invested in one or more insurance contracts, the Trustee is required to pay over all proceeds of the contract(s) to the Participant's Beneficiary or Beneficiaries in accordance with the terms of this Plan and under no circumstances shall the Trust retain any contract proceeds.

     11.04  Appointment of Investment Manager.  Subject to Sections 11.01 and
11.03 above, the Administrator may designate, and the Employer may contract with, Scudder, Stevens & Clark, or its successor or any affiliate, to act as investment manager (within the meaning of the Act), and may at any time revoke such designation. If an investment manager is so designated, the Trustee shall follow all investment directions given by the investment manager with respect to the retention, investment and reinvestment of the Plan assets to the extent they are under the control of such investment manager. If permitted by the Trustee, the investment manager may issue orders for the purchase and sale of securities, including orders through any affiliate of such investment manager. Such an investment manager is specifically allowed to direct or make investments in shares of any Designated Investment Company. The Trustee shall not be liable for following any direction given by, or any actions of, an investment manager so appointed.

     11.05  Trustee: Number, Qualifications and Majority Action.

          (a) The number of Trustees shall be one, two or three. Any natural person and any corporation having the power under applicable law to act as a trustee of a pension or profit sharing plan may be a Trustee. No person shall be disqualified from being a Trustee by being employed by the Employer, by being the Administrator, by being a trustee under any other qualified retirement plan of the Employer or by being a Participant in this Plan or such other qualified plan.

          (b) A Trustee holding office as sole Trustee hereunder shall have all the powers and duties herein given the Trustees. When the number of Trustees hereunder is three, any two of them may act, but the third Trustee shall be promptly informed of the action. There are two or three Trustees hereunder, they may, by written instrument communicated to the Employer and the Administrator, allocate among themselves the powers and duties herein given to the Trustee hereunder. If such an allocation is made, to the extent permitted by applicable law, no Trustee shall be liable either individually or as a trustee for loss to the Plan from the acts or omissions of another Trustee with respect to duties allocated to such other Trustee.

     11.06  Change of Trustee

          (a) Any Trustee may resign as Trustee upon notice in writing to the Employer, and the Employer may remove any Trustee upon notice in writing to each Trustee. The removal of a Trustee shall be effective immediately, except that a corporation serving as a Trustee shall be entitled to 60 days' notice which it may waive, and the resignation of a Trustee shall be effective immediately, provided that, if the Trustee is the sole Trustee, neither a removal nor a resignation of a Trustee shall be effective until a successor Trustee has been appointed and has accepted the appointment. If within 60 days of the delivery of the written resignation or removal of a sole Trustee another Trustee shall not have been appointed and have accepted, the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee or may terminate the Plan pursuant to Section 18 of the Prototype Plan. The Trustee shall not be liable for the acts and omissions of any successor trustee.

          (b) At any time when the number of Trustees is one or two the Employer may but need not appoint one or two additional Trustees, provided that the number of Trustees shall not be more than three. Such an appointment and the acceptance thereof shall be in writing, and shall take effect upon the delivery of written notice thereof to all the Trustees and the Administrator and such acceptance by the appointed Trustee, provided that if a corporation is a Trustee then in the absence of its consent, such an appointment of an additional or successor Trustee shall not become effective until 60 days after its receipt of notice.

          (c) Although any Employer adopting the Plan may choose any Trustee who is willing to accept the Trust, the Distributor or its successor may make or may have made tentative standard arrangements with any bank or trust company with the expectation it will be used as the Trustee by a substantial group of Employers. It is also contemplated that more favorable results can be obtained with a substantial volume of business, and that it may become advisable to remove such bank or trust company as the Trustee and substitute another Trustee. Therefore, anything in the prior to subsections of this Section 11.06 notwithstanding, each Employer adopting this Plan hereby agrees that the Distributor may, upon a date specified in a notice of at least 30 days to the affect Employer and in the absence of written objection by the Employer received by the Distributor before such date (i) remove any such Trustee and in that case, or if such a Trustee has resigned as to a group of Employers, (ii) appoint such a successor Trustee, provided such action is taken with respect to all Employers similarly circumstanced of which the Distributor has knowledge, and provided such notice is given in writing mailed postage prepaid to the Employer at the latest address furnished to the Distributor directly or supplied to it by such Trustee which is to be succeeded. If within 60 days after such Trustee's resignation or removal, the Employer has not appointed a successor which has accepted such appointment (unless the appointment of a successor Trustee is waiting for action by the Distributor pursuant to the next preceding sentence according to notice which has been given), the Trustee may petition an appropriate court for the appointment of its successor. The Trustee shall not be liable for the acts and omissions of such successor.

          (d) Successor Trustees qualifying under this Section 11.06 shall have all rights and powers and all the duties and obligations of original Trustees.

     11.07 Valuation. Annually, on the Valuation Date, or more frequently in the discretion of the Trustee, the assets of the Trust shall be revalued at fair market value and the accounts of the Trust shall be proportionately adjusted to reflect income, gains, losses or expenses, if the system of accounting does not directly accomplish all such adjustments. Each account shall share in income gains, loses, or expenses connected with an asset in which it is invested according to the proportion which the account's investment in the asset bears to the total amount of the Trust Fund invested in the asset. Any dividends or credits earned on insurance contracts shall be allocated to the specific account of the Participant from which the funds originated for investment in the contract.

     The Trust Fund shall be administered separately from, and shall not include any assets being administered under, any other plan of an Employer. Interim valuations, if any, shall be applied uniformly and in a non-discriminatory manner for all Employees.

     11.08 Registration. Any assets in the Trust Fund may be registered in the name of the Trustee or any nominee designated by the Trustee.

     11.09  Certifications and Instructions.

          (a) Any pertinent vote or resolution of the Board of Directors of the Employer (if it is a corporation) shall be certified to the Trustee over the signature of the Secretary or an Assistant Secretary of the Employer and under its corporate seal. The Employer shall promptly furnish to the Trustee appropriate certification evidencing the appointment and termination of the individual or individuals serving as Administrator under Section 12.01 of the Plan.

          (b) The Administrator shall furnish to the Trustee appropriate certification of the individual or individuals authorized to give notice on behalf of the Administrator and providing specimens of their signatures. All requests, directions, requisitions for money and instructions by the Administrator to the Trustee shall be in writing and signed. There may be standing requests, directions, requisitions or instructions to the extent acceptable to the Trustee.

     11.10  Accounts and Approval

          (a) The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, and all books and records relating thereto shall be open at all reasonable times to inspection and audit by any person or persons designated by the Administrator or by the Employer.

          (b) Within 90 days following the close of each Plan Year the Trustee may, and upon the request of the Employer or the Administrator shall, file with the Administrator and the Employer a written report setting forth all securities or other investments (including insurance contracts) purchased and sold, all receipts, disbursements and other transactions effected by it during the period since the date covered by the next proper report, and showing the securities and other property held at the end of such period, and such other information about the Trust Fund as the Administrator shall request. Unless the Employer or Administrator, within 90 days from the date of mailing of such report, objects to the contents of such report, the report shall be deemed approved. Any such objections shall set forth the specific grounds on which they are based.

     11.11 Taxes. The Trustee may assume that any taxes assessed on or in respect of the Trust Fund are lawfully assessed unless the Administrator shall in writing advise the Trustee that in the opinion of counsel fro the Employer such taxes are not lawfully assessed. In the event that the Administrator shall so advise the Trustee, the Trustee, if so requested by the Administrator and suitable provision for their indemnity having made, shall contest the validity of such taxes in any manner deemed appropriate by the Administrator or counsel for the Employer. The word "taxes" in this Section 11 shall be deemed to include any interest or penalties that may be levied or imposed in respect to any taxes assessed. Any taxes, including transfer taxes incurred in connection with the investment or reinvestment of the assets of the Trust Fund that may be levied or assessed in respect to such assets shall, if allocable to the Accounts of specific Participants, be charged to such Accounts, and if not so allocable, they shall be equitably apportioned among all such Participant's Accounts.

     11.12 Employment of Counsel. The Trustee may employ legal counsel (who may be counsel for the Employer) and shall be fully protected in acting or refraining from acting, upon such counsel's advice in respect to any legal questions.

     11.13 Compensation of Trustee. An individual Trustee who is an Employee of the Employer shall not be compensated for services as Trustee. A corporation, or an individual who is not an Employee of the Employer, serving as a Trustee shall be entitled to reasonable compensation for services; such compensation shall be paid in accordance with Section 13.

     11.14  Limitation of Trustee's Liability.

          (a) The Trustee shall have no duty to take any action other than as herein specified, unless the Administrator shall furnish it with instructions in proper form and such instructions shall have been specifically agreed to by it, or to defend or engage in any suit unless it shall have first agreed in writing to do so and shall have been fully indemnified to its satisfaction.

          (b) The Trustee may conclusively rely upon and shall be protected in acting in good faith upon any written representation or order from the Administrator or any other notice, request, consent, certifi-cate or other instrument or paper believed by the Trustee to be genuine and properly executed, or any instrument or paper if the Trustee believes the signature thereon to be genuine.

          (c) The Trustee shall not be liable for interest on any reasonable cash balances maintained in the Trust.

          (d) The Trustee shall not be obligated to, but may, in its discretion, receive a contribution directly from a participant.

     11.15 Successor Trustee. Any corporation into which a corporation acting as a Trustee hereunder may be merged or with which it may be consolidated, or any corporation resulting from any merger, reorganization or consolidation to which such Trustee may be a party, shall be the successor of the Trustee hereunder, without the necessity of any appointment or other action, provided the Trustee does not resign and is not removed.

     11.16 Enforcement of Provisions. To the extent permitted by applicable law, the Employer and the Administrator shall have the exclusive right to enforce any and all provisions of this Agreement on behalf of all Employees and former Employees of the Employer or their Beneficiaries or other persons having or claiming to have an interest in the Trust Fund or under the Plan. In any action or proceeding affecting the Trust Fund or any property constituting a part or all thereof, or the administration thereof or for instructions to the Trustee, the Employer, the Administrator and the Trustee shall be the only necessary parties and shall be solely entitled to any notice of process in connection therewith; any judgment that may be entered in such action or proceeding shall be binding and conclusive on all persons having or claiming to have any interest in the Trust Fund or under the Plan.

     11.17 Voting. The Trustee shall deliver, or cause to be executed and delivered, to the Administrator all notices, prospectuses, financial statements, proxies and proxy soliciting materials received by the Trustee relating to securities held by the Trust. The Administrator shall deliver these to the appropriate Participant or Beneficiary of a deceased Participant, but only if the Employer has specified in the Adoption Agreement that investment decisions shall be made by Participants pursuant to Section 11.02 hereof. The Trustee shall vote securities held by the Trust in accordance with the written instructions of the person or persons entitled to make investment decisions pursuant to Section 11.02. If, however, the Trustee is not State Street Bank and Trust Company and has not received instructions with respect to how to vote given securities before five full business days prior to the meeting at which such securities are to be voted, the Trustee may vote such securities. If the Trustee is State Street Bank and Trust Company and it has not received instructions with respect to how to vote given securities before two full business days prior to the meeting at which such securities are to be voted, it shall not vote such securities except to the extent they are shares of a Designated Investment Company, in which case it shall vote such securities for or against each proposal, or abstain from voting on each proposal, in the same proportion as all other shares of such Designated Investment Company vote or abstain from voting at the shareholder meeting either in person or by proxy. In applying the foregoing, the Trustee is not required to vote particular shares of a Designated Investment Company in the manner specified in the preceding sentence, so long as all of the shares of the Designated Investment Company as to which the Trustee has not received instructions are voted in the aggregate in accordance with the preceding sentence. Notwithstanding the foregoing, the Trustee shall not have the authority to vote shares of a Designated Investment Company without instructions from the person or persons entitled to make investment decisions unless either (a) the Securities and Exchange Commission shall have issued an exemptive order pursuant to Section 6(c) of the Investment Company Act of 1940, as amended, the application for which order describes the Trustee's authorization to so vote without instructions, or (b) the Trustee has received an opinion of its counsel that the exercise of the authority to vote shares of a Designated Investment Company without instructions will not render the Trustee an "affiliated person" as defined in the Investment Company Act of 1940, as amended.

     11.18 Applicability to Loan Trustee. Where appropriate, the foregoing provisions of this Section 11 shall apply to the Loan Trustee on the same basis as if the Loan Trustee were the Trustee.

                                   SECTION 12.
                                 ADMINISTRATION

     12.01 Appointment of Administrator. From time to time, the Employer may, by identifying such person(s) in writing to both the Trustee and the Participants, appoint one or more persons as Administrator (hereinafter referred to in the singular). Such Administrator shall have all power and authority necessary to carry out the terms of the Plan. A person appointed as Administrator may also serve in any other fiduciary capacity, including that of Trustee, with respect to the Plan. The Administrator may resign upon 15 days' advance written notice to the Employer, and the Employer may at any time revoke the appointment of the Administrator with or without cause. The Employer shall exercise the power and fulfill the duties of the Administrator if at any time, an Administrator has not been properly appointed in accordance with this Section
12.01 or the position is otherwise vacant.

     12.02 Named Fiduciaries. The "Named Fiduciaries" within the meaning of the Act shall be the Administrator and the Trustee.

     12.03 Allocation of Responsibilities. Responsibilities under the Plan shall be allocated among the Trustee, the Administrator, and the Employer as follows:

          (a) Trustee: The Trustee shall have exclusive responsibility to hold, manage and invest, pursuant to instructions communicated to it in accordance with Section 11.02 above, the funds received by it subject to the powers granted to it under Section 11 hereof. To the extent that loans are made to Participants in accordance with Section 10 hereof, these responsibilities shall fall to the Loan Trustee.

          (b) The Administrator: The Administrator shall have the responsibility and authority to control the operation and administration of the Plan in accordance with its terms including, without limiting the generality of the foregoing, (i) any investment decisions assigned to it under the Adoption Agreement or transmission to the Trustee of any participant investment decision under Section 11.02; (ii) interpretation of the Plan, conclusive determination of all questions of eligibility, status, benefits and rights under the Plan and certification to the Trustee of all benefits payments under the Plan; (iii) hiring of persons to provide necessary services to the Plan not provided by Employees; (iv) preparation and filing of all statements, returns and reports required to be filed by the Plan with any agency of Government; (v) compliance with all disclosure requirements of all state or federal law; (vi) maintenance and retention of all Plan records as required by law, except those required to be maintained by the Trustee; and (vii) all functions otherwise assigned to it under the terms of the Plan.

          (c) Employer: The Employer shall be responsible for the design of the Plan, as adopted or amended, the designation of the Administrator and Trustee (and, if appropriate, the Loan Trustee) as provided in the Plan, the delivery to the Administrator and the Trustee of Employee information necessary for operation of the Plan, the timely making of the Employer Contributions pursuant to Section 4.01 hereof, and the exercise of all functions provided in or necessary to the Plan except those assigned in the Plan to other persons.

          (d) This Section 12.03 is intended to allocate individual responsibility for the prudent execution of the functions assigned to each of the Trustees, the Loan Trustee, the Administrator and the Employer and none of such responsibilities or any other responsibility shall be shared among them unless specifically provided in the Plan. Whenever one such person is required by the Plan to follow the directions of another, the two shall not be deemed to share responsibility, but the person who gives the direction shall be responsible for giving it and the responsibility of the person receiving the direction shall be to follow it insofar as it is on its face proper under applicable law.

     12.04 More Than One Administrator. If more than one individual is appointed as Administrator under Section 12.01, such individuals shall either exercise the duties of the Administrator in concert, acting by a majority vote or allocate such duties among themselves by written agreement delivered to the Employer and the Trustee. In such a case, the Trustee may rely upon the instruction of any one of the individuals appointed as Administrator regardless of the allocation of duties among them.

     12.05 No Compensation. The Administrator shall not be entitled to receive any compensation from the funds held under the Plan for its services in that capacity unless so determined by the Employer or required by law.

     12.06 Record of Acts. The Administrator shall keep a record of all its proceedings, acts and decisions, and all such records and all instruments pertaining to Plan administration shall be subject to inspection by the Employer at any time. The Employer shall supply, and the Administrator may rely on the accuracy of, all Employee data and other information needed to administer the Plan.

     12.07 Bond. The Administrator shall be required to give bond for the faithful performance of its duties to the extent, if any, required by the Act, the expense to be borne by the Employer.

     12.08 Agent for Service of Legal Process. The Administrator shall be agent for service of legal process on the Plan.

     12.09 Rules. The Administrator may adopt or amend and shall publish to the Employees such rules and forms for the administration of the Plan, and may employ or retain such attorneys, accountants, physicians, investment advisors, consultants and other persons to assist in the administration of the Plan as it deems necessary or advisable.

     12.10 Delegation. To the extent permitted by applicable law, the Administrator may delegate all or part of its responsibilities hereunder and at any time revoke such delegation, by written statement communicated to the delegate and the Employer. The Trustee may, but need not, act on the instructions of such a delegate. The Administrator shall annually review the performance of all such delegates.

     12.11 Claims Procedure. It is anticipated that the Administrator will administer the Plan to provide Plan benefits without waiting for them to be claimed, but the following procedure is established to provide additional protection to govern unless and until a different procedure is established by the Administrator and published to the Participants and Beneficiaries.

          (a) Manner of Making Claim. A claim for benefits by a Participant or Beneficiary to be effective under this procedure must be made to the Administrator and must be in writing unless the Administrator formally or by course of conduct waives such requirements.

          (b) Notice of Reason for Denial. If an effective claim is wholly or partially denied, the Administrator shall furnish such Participant or Beneficiary with written notice of the denial within 60 days after the original claim was filed. This notice of denial shall set forth in a manner calculated to be understood by the claimant (i) the reason or reasons for denial, (ii) specific reference to pertinent plan provisions on which the denial is based,
(iii) a description of any additional information needed to perfect the claim and an explanation of why such information is necessary, and (iv) an explanation of the Plan's claims procedure.

          (c) The Participant or Beneficiary shall have 60 days from receipt of the denial notice in which to make written application for review by the Administrator. The Participant or Beneficiary may request that the review be in the nature of a hearing. The Participant or Beneficiary shall have the rights
(i) to have representation, (ii) to review pertinent documents, and (iii) to submit comments in writing.

          (d) The Administrator shall issue a decision on such review within 60 days after receipt of an application fro review, except that such period may be extended for a period of time not to exceed an additional 60 days if the Administrator determines that special circumstances (such as the need to hold a hearing) requires such extension. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, and specific references to the pertinent Plan provisions on which the decision is based.

                                   SECTION 13.
                                FEES AND EXPENSES

     All reasonable fees and expenses of the Administrator or Trustee incurred in the performance of their duties hereunder or under the Trust shall be paid by the Employer; and to the extent not so paid by the Employer, said fees and expenses shall be deemed to be an expense of the Trust and the Trustee is authorized to charge the same to the Accounts of the

Participants, and unless allocable to the Accounts of specific Participants, they shall be charged against the respective accounts of all or a reasonable group of Participants in such reasonable manner as the Trustee shall determine.

                                   SECTION 14.
                        BENEFIT RECIPIENT INCOMPETENT OR
                        DIFFICULT TO ASCERTAIN OR LOCATE

     14.01 Incompetency. If any portion of the Trust Fund becomes distributable to a minor or to a Participant or Beneficiary who, as determined by the sole discretion of the Administrator, is physically or mentally incapable of handling his or her financial affairs, the Administrator may direct the Trustee to make such distribution either to the legal representative or custodian of, or any of the relatives and friends of, the incompetent or to apply such distribution directly for the incompetent's support and maintenance. Payments which are made in good faith shall completely discharge the Employer, Administrator and Trustee from liability therefor.

     14.02 Difficulty to Ascertain or Locate. If it is impossible or difficult to ascertain the person who is entitled to receive any benefit under the Plan, the Administrator in its discretion may direct that such benefit be (a) paid to another person in order to carry out the Plan's purposes; or (b) retained in the Trust; or (c) paid to a court pending judicial determination of the right thereto.

                                   SECTION 15.
                           DESIGNATION OF BENEFICIARY

     Each participant and beneficiary may submit to the Trustee a properly executed Designation of Beneficiary form. In order to be effective, such designation (a) must have been properly executed and submitted to the Trustee before the death of the Participant or beneficiary, as the case may be, and (b) except in the case of the portion of a Participant's vested Account balance in a money purchase pension plan which is not available for distribution in the form of a Qualified Preretirement Survivor Annuity pursuant to Section 8.01 above, fro Participants who die after August 22, 1984 leaving a surviving Spouse, must be accompanied, or preceded, by a consent of the Participant's Spouse (unless said Spouse is designated as the sole, primary Beneficiary). Such consent of the Spouse must be in writing, acknowledge that the effect of such consent is that the Spouse may receive no benefits under the Plan, be witnessed by a Plan representative or a notary public, and be a limited consent to the payment of death benefits to a specific person or persons. The last effective Designation accepted by the Trustee shall be controlling, and whether or not fully dispositive of the Participant's Account, thereupon shall revoke all Designations (and related spousal consents) previously submitted by the Participant or beneficiary, as the case may be. Each such executed Designation (and related spousal consent) is hereby specifically incorporated herein by reference and shall be construed and enforced in accordance with the laws of the state in which the Trustee has its principal place of business.

                                   SECTION 16.
                            SPENDTHRIFT PROVISION AND
                       DISTRIBUTIONS PURSUANT TO QUALIFIED
                            DOMESTIC RELATIONS ORDERS

     16.01 General Spendthrift Rule. No interest of any Participant or Beneficiary shall be assigned, anticipated or alienated in any manner nor shall it be subject to attachment, to bankruptcy proceedings or to any other legal process or to the interference or control of creditors or others, except (a) to the extent that Participants may secure loans from the Trust with their Accounts pursuant to Section 10 hereof and (b) pursuant to Section 16.02 hereof.

     16.02 Account Division and Distribution Pursuant to Qualified Domestic Relations Orders. The interest of a Participant may be assigned pursuant to a "Qualified Domestic Relations Order" (as defined below). The Trustee shall make distributions of such Participant's interest as are required by the order and this Section 16.02.

          (a) A "Qualified Domestic Relations Order" is any judgment, decree or order, including the approval of a property settlement agreement (collectively hereinafter referred to as an "order"), provided that:

               (i) The order related to the provision of child support, alimony or marital property rights and is made pursuant to state domestic relations or community property laws;

               (ii) The order creates or recognizes the existence of an alternate payee's right to or assigns to an alternative payee rights to, receive all or a portion of the benefits payable with respect to the Participant under this Plan;

               (iii) The order specifies the name and last known mailing address of the Participant and each alternative payee covered by the order;

               (iv) The order precisely specifies the amount or percentage of the Participant's benefits to be paid to each alternate payee or the manner in which the amount of percentage is to be determined;

               (v) The order specifies the number of payments or the period to which the order applies;

               (vi) The order specifically names this Plan as a plan to which the order applies;

               (vii) The order does not require the Trustee to provide any form of distribution other than those contained in Sections 8 and 9 hereof (or
Section 22 hereof, if that Section applies in the Participant's case) other than in the form of a Qualified Joint and Survivor Annuity with respect to the alternative payee and his or her subsequent spouse;

               (viii) The order does not require the Trustee to provide benefits at any time in excess of the Account balance;

               (ix) If the order requires that distribution to the alternative payee commence before distribution to the Participant commences, the order:

                    (A) specifies that, unless the Administrator otherwise consents, distribution to the alternative payee will not commence prior to ten years before the Participant's Normal Retirement Date; and

                    (B) specifies that the amount distributed is to be calculated as if the Participant had retired on the date on which distributions are required to commence; and

               (x) The order does not require the payment of benefits to an alternative payee which are required to be paid to another alternative payee under a previously entered Qualified Domestic Relations Order.

          (b) At the request of an alternative payee and pursuant to a Qualified Domestic Relations Order, the Administrator may, in its discretion, direct the Trustee to make a lump-sum distribution from a Participant's Account to an alternative payee at any time prior to time when distribution of such Account would otherwise occur pursuant to Section 8, 9 or 22 hereof.

          (c) The Administrator may, in its discretion, provide a standard form Qualified Domestic Relations Order to a Participant or any other person, on request. If this form is properly completed, used without substantial modification, and incorporated into an order which on its face appears to be valid, the Administrator shall treat it as a Qualified Domestic Relations Order and shall distribute named Participant's Account according to its terms. Any manner of distribution authorized by the Administrator in such a standard form, other than a manner of distribution specified in Section 8 and 9 hereof, shall be authorized only as to the alternate payees by whom the standard form has been used.

          (d) The Administrator shall not treat any order entered after January 1, 1985 as a Qualified Domestic Relations Order unless it meets all of the requirements of subsection (a). For the purposes of this subsection (d), the Administrator shall treat a domestic relations order entered before January 1985 as a Qualified Domestic Relations Order regardless of whether it meets the requirements of subsection (a). The Administrator and Trustee shall follow the terms of a Qualified Domestic Relations Order regardless of whether the Plan has been joined as a party to the litigation out of which the order arises.

     Upon receipt of a domestic relations order entered after January 1, 1985, the Administrator shall notify the Participant and alternate payee of (i) its receipt of the order and (ii) its procedures to determine the qualified status of the order in accordance with subsection (a). Within a reasonable period after receipt of such order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each alternative payee of such determination. The alternate payee may designate a representative to receive copies of future notices with respect to the qualified status of the order.

          (e) To the extent an order entered after January 1, 1985 calls for the benefits to be paid to an alternate payee before the qualified nature of the order is determined, a separate account shall be established to hold the benefit payments affected by the order. If within 18 months, the Administrator determines that the order (or a modification thereof) is a Qualified Domestic Relations Order, the Administrator shall deal with the funds in the separate account (increased by any earning and decreased by any losses thereon) in accordance with the instructions of the Qualified Domestic Relations Order. If within 18 months, the Administrator either (i) determines that the order is not a Qualified Domestic Relations Order or (ii) is unable to determine whether the order is a Qualified Domestic Relations Order, the Administrator shall return the funds in the separate account (increased by any earnings and decreased by any losses thereon) to the account(s) from which the funds were originally removed. Any determination by the Administrator that an order is a Qualified Domestic Relations Order after the expiration of the above discussed 18-month period shall be applied on a prospective-only basis.

          (f) The "alternate payee" referred to in this Section 16.02 shall be any spouse, former spouse, child or other dependent of the Participant who is recognized by a domestic relations order as being entitled to receive benefits payable under the Plan with respect to the Participant. Such alternate payee shall be considered a "beneficiary" for purposes of the reporting and disclosure requirements of the Act.

                                   SECTION 17.
                           NECESSITY OF QUALIFICATION

     This Plan is established with the intent that it shall qualify under Code
Section 401(a) as that Section exists at the time the Plan is established. If the Plan as adopted by the Employer fails to attain such qualification, the Plan will no longer participate in this Prototype Plan and will be considered an individually designed plan. If the Plan as adopted by the Employer fails to attain or retain such qualification, the Employer shall promptly either amend the Plan under Code Section 401(b) so that it does qualify, or direct the Trustee to terminate the Trust, and distribute all the assets of the Trust equitably among the contributors thereto in proportion to their contributions, and the Plan and the Trust shall be considered to be rescinded and of no force and effect.

                                   SECTION 18.
                            AMENDMENT AND TERMINATION

     18.01 Amendment or Termination by the Employer. The Employer may at any time, and from time to time amend this Prototype Plan and the Adoption Agreement (including a change in any election it has made in the Adoption Agreement), or suspend or terminate this Plan by giving written notice to the Trustee, but the Trust may not thereby be diverted from the exclusive benefit of the Participants, their Beneficiaries, survivors or estates, or the administrative expenses of the Plan, nor revert to the Employer, nor may an allocation or contribution theretofore made be changed thereby, nor may any amendment directly or indirectly deprive a Participant of such Participant's nonforfeitable rights to benefits accrued to the date of the amendment.

     No amendment to the Plan shall be effective to the extent that it would have the effect of decreasing a Participant's Account balance or eliminating an optional form of distribution. Notwithstanding the preceding sentence, a Participant's Account balance may be reduced to the extent permitted under Code
Section 412(c)(8). Furthermore, no amendment to the Plan shall have the effect of decreasing a Participant's vested interest determined without regard to such amendment as of the later of the date such amendment is adopted or the date on which it becomes effective.

     The Employer may amend the Plan by adding overriding Plan language to the Adoption Agreement where such language is necessary to satisfy Code Sections 415 or 416 because of the required aggregation of multiple plans under these Code Sections. The Employer may also amend the Plan by adding language to allow the Plan to operate under a waiver of the minimum funding requirement.

     Any amendment by the Employer which is other than (a) a change in the Employer's prior designation of an option in the Adoption Agreement (b) an amendment referred in the Adoption Agreement which will allow the Plan to satisfy the requirements of Code Section 415 or to avoid duplication of minimum benefits or accruals under Code Section 416 because of the required aggregation of multiple plans, or (c) an amendment which allows the Plan to operate under a waiver of the minimum funding requirement, will constitute a substitution by the Employer of an individually designed plan for this Prototype Plan; thereafter, the Plan shall no longer participate in the Prototype Plan and the general amendment procedure of the Internal Revenue Service governing individually designed plans will be applicable.

     If an amendment changing the vesting schedule is executed (including execution of this Adoption Agreement as an amendment to an existing plan), Participants with five or more Vesting Years before the expiration of the election period described in the next sentence shall have the right to elect the vesting schedule in effect on the day before the election period. The election period shall commence on the date the amendment is adopted and end on the latest of (a) 60 days after the amendment is adopted, (b) 60 days after the Effective Date, or (c) 60 days after the Participant is issued written notice of the amendment by the Administrator. Failure to so elect shall be treated as a rejection and such election or rejection shall be final.

     Nothing contained herein shall constitute an agreement or representation by any Sponsor or the Distributor that it will continue to maintain its sponsorship of the Plan indefinitely.

     18.02 Delegation. The Employer hereby delegates to the Sponsor the authority to amend so much of the Adoption Agreement and this Prototype Plan as in prototype form and, to the extent to which the Employer could effect such amendment, the Employer shall be deemed to have consented to any amendment so made. When an election within the prototype form has been made by the Employer, it shall be deemed to continue after amendment of the prototype form unless and until the Employer expressly further amends the election, notwithstanding that the provision for the election in the amended prototype form is in a different form or place; provided, however, that if the amended from inadvertently fails to provide means to duplicate exactly the earlier election, such earlier election shall continue until such further amendment. The immediately preceding sentence is subject to the qualification that each Employer hereby delegates to the Sponsor, in the event of such an amendment of the prototype form, authority to determine conclusively that such a continuation of an earlier election by the Employer is not advisable and to make the election for the Employer in the amended prototype form which in the judgment of the Sponsor most nearly corresponds with the election made by the Employer before the amendment of the prototype form, provided the following procedure is followed: the election for the Employer may be made with respect to any specified Employers as to whom it may be made applicable singly, or such election may be made with respect to all Employers as to whom it may be made applicable as a group; and the election shall be made as of an effective date which has been specified on a notice mailed or delivered, at the last address(es) of the Employer(s) on the records of the Distributor, to the Employer(s) at least 20 days before the end of the remedial amendment period. Such notice may be mailed to Employers to whom it cannot be applicable by reason of a previous election made by the Employer or otherwise, but it shall be effective only as to those Employers who have received the notice and have not themselves made a new election with respect to that item since the amendment of the prototype form and previous to the effective date of such election by the Sponsor. The foregoing delegations of authority to make elections, or to make amendments, shall not impose any duty on the Sponsor to make a given election or amendment and shall not affect the interpretation of the Plan if any so delegated authority is not used.

     18.03 Distribution of Accounts Upon Termination. Upon termination or partial termination of the Plan or, if this Plan is adopted as a profit sharing plan, complete discontinuance of Employer Contributions under it, the Administrator shall determine whether to pay the interests of Participants, former Participants and Beneficiaries immediately, to retain such interest in the Trust and pay them in the future according to Section 8, 9 and/or 22 as applicable, or to use what other methods the Administrator deems advisable in order to furnish whatever benefits the Trust will provide; provided any such distributions pursuant to this Section 18.03 shall comply with the requirements of Section 8, 9, and/or 22 hereof.

                                   SECTION 19.
                                    TRANSFERS

     Nothing contained herein shall prevent the merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, another plan meeting the requirements of Code Section 401(a) or the transfer to the Plan of assets or liabilities of another such plan so qualified under the Code. Any such merger, consolidation or transfer shall be accompanied by the transfer of such existing records and information as may be necessary to properly allocate such assets among Participants, including any tax or other information necessary for the Participants or persons administering the plan which is receiving the assets. The terms of such merger, consolidation or transfer must be such that if this Plan is then terminated, the requirements of Section 18.01 hereof would be satisfied and each Participant would receive a benefit immediately after the merger, consolidation or transfer equal to or greater than the benefit he or she would have received if the Plan had terminated immediately before the merger, consolidation or transfer.

                                   SECTION 20.
                            OWNER-EMPLOYEE PROVISIONS

     20.01 Purpose of Section. This Section is intended to insure that the Plan complies with Code Section 401(d). Any ambiguity herein will be construed to that end, and this Section 20 will override any other provision of the Plan with which it may be inconsistent.

     20.02 Control. For purposes of this Section 20, "Control" means the ownership directly or indirectly of more than 50% of either the capital interest or the profits interest in a partnership or an unincorporated trade or business. For the purposes of applying the preceding sentence, an Owner-Employee, or 2 or more Owner-Employees shall be treated as owning any interest in a partnership which is owned, directly or indirectly, by a partnership which such Owner-Employee, or such 2 or more Owner-Employees, are considered to Control.

     20.03 Limitations. No benefits shall be provided to an Owner-Employee under this Plan unless:

          (a) if an Owner-Employee or group of Owner-Employees Controls the trade or business covered by this Plan and also Control as an Owner-Employee or Owner-Employees one or more other trades or businesses, this Plan and the plans established for such other trades or businesses, when taken together, form a single plan which satisfies the requirements of Sections 401(a) and (d) of the Code with respect to the Employees of all the controlled trades or businesses; and

          (b) if an Owner-Employee or group of Owner-Employees controls another trade or business but does not control the trade or business covered by this Plan, the employees of such other trades or business are included in a Plan which satisfies the requirements of Sections 401(a) and (d) of the Code and which provides contributions and benefits for such employees which are not less favorable than those provided for Owner-Employees under this Plan; and

          (c) if an Owner-Employee is covered under the qualified retirement plans of two or more trades or businesses which he or she does not Control but the Owner-Employee Controls a trade or business, contributions or benefits for the employers under the plan of the trade or business which the Owner-Employee Controls are not less favorable than those provided for the Owner-Employee in the most favorable qualified retirement plan of the trade(s) or business(es) which the Owner-Employee does not Control.

                                   SECTION 21.
                              TOP-HEAVY PROVISIONS

     21.01 Purpose of Section. This Section is intended to insure that the Plan complies with Code Section 416. If the Plan is or becomes Top-Heavy in any Plan Year beginning after December 31, 1983, the provisions of this Section will supersede any conflicting provision in the Plan.

     21.02 Definitions. The terms used in this Section shall have the following meanings:

          (a) Key Employee: Any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was (i) an officer of the Employer having an annual compensation greater than
1.5 multiplied by the amount in effect under Code Section 415(c)(1)(A) for the Plan Year (subject to the limitation that no more than the lesser of (A) 50 Employees or (B) the greater of 3 Employees or 10% of the Employees shall be deemed to be officers), (ii) an owner (or considered an owner under Code Section
318) or 1 of the 10 largest interest in the Employer if both such individual was an owner of more than 5% interest in the Employer (aggregated with the Employer for this purpose are all members of (i) a controlled group of corporations (as defined in Code Section 414(c) as modified by Code Section 415(h)), or (iii) affiliated service groups (as defined in Code Section 414(m)) of which the Employer is a part) and such individual's compensation exceeds the dollar limitation under Code Section 415(c)(1)(A), (iii) a five-percent owner of the Employer, or (iv) a one-percent owner of the Employer who has an annual compensation of more than $150,000. The determination period is the Plan Year containing the Determination Date and the 4 preceding Plan Years. The determination of who is a Key Employee will be made in accordance with Code
Section 416(i)(1) and the regulations thereunder.

          (b) Top-Heavy Plan. For any Plan Year beginning after December 31, 1983, this Plan is Top-Heavy if any of the following conditions exist:

               (i) If the Top-Heavy Ratio for this Plan exceeds 60% and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

               (ii) If this Plan is part of a Required Aggregation Group of plans but not part of a Permissive Aggregation Group and the Top-Heavy Ratio for the Required Aggregation Group of plans exceeds 60%.

               (iii) If this Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

          (c)  Top-Heavy Ratio.

               (i) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan within the meaning of Code
Section 408(k)) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits. Top-Heavy Ratio for this Plan alone or for the Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under all of the plans as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)) of all Key Employees who have received compensation from the Employer (other than benefits under a qualified retirement plan) at any time during the five-year period ending on the Determination Date(s), and the denominator of which is the sum of all account balances as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), of all Participants who have received compensation from the Employer (other than benefits under a qualified retirement plan) at any time during the five-year period ending on the Determination Date(s). Both the numerator and denominator of the fraction shall be computed in accordance with Code Section 416 and the Treasury Regulations promulgated thereunder. In addition, both the numerator and denominator of the Top-Heavy Ratio shall be adjusted to reflect any contribution which is not actually made as of the Determination Date(s), but which is required to be taken into account on that date under Code Section 416 and the Treasury Regulations promulgated thereunder.

               (ii) If the Employer maintains one or more defined contribution plans (including any Simplified Employee Pension Plan within the meaning of Code
Section 408(k)) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-Heavy Ratio for any Required Aggregation Group or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of (A) account balances under the defined contribution plans as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)) of all Key Employees who have received compensation from the Employer (other than benefits under a qualified retirement plan) at any time during the five-year period ending on the Determination Date(s) and (B) the present value of accrued benefits under the defined benefit plans for all Key Employees, who have received compensation from the Employer (other than benefits under a qualified retirement plan) at any time during the five-year period ending on the Determination Date(s) and the denominator of which is the sum of
(A) the account balances under the defined contribution plans as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)) of all participants who have received compensation from the Employer (other than benefits under this Plan) at any time during the five-year period ending on the Determination Date(s) and (B) the present value of accrued benefits under the defined benefit plans for all participants who have received compensation from the Employer (other than benefits under this Plan) at any time during the five-year period ending on the Determination Date(s). Both the numerator and denominator of the fraction shall be computed in accordance with Code Section 416 and the Treasury Regulations promulgated thereunder. In addition, both the numerator and denominator of the Top-Heavy Ratio shall include aggregate distribution(s) of an account balance or an accrued benefit made during the five-year period ending on the Determination Date(s) and any contribution which is not actually made as of the Determination Date(s), but which is required to be taken into account on that date under Code Section 416 and the Treasury Regulations promulgated thereunder.

               (iii) For purposes of (i) and (ii) above, the value of account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within, or ends with, the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the Treasury Regulations promulgated thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a Participant (A) who is not a Key Employee but who was a Key Employee in a prior Plan Year or (B) who has not been credited with at least one Hour of Service at any time during the five-year period ending on the Determination Date, will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the Treasury Regulations promulgated thereunder. Deductible Voluntary Contributions and any deductible employee contributions under any other qualified plan maintained by the Employer will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

          (d) Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

          (e) Required Aggregation Group. (i) Each qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code Sections 401(a)(4) or 410.

          (f) Determination Date. For any Plan Year subsequent to the first Plan Year, the Determination Date shall be the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date shall be the last day of that year.

          (g)  Valuation Date.  See Section 2.49.

          (h) Present Value. Present value shall be based only on the interest rate employed as of the date in question by the Pension Benefit Guaranty Corporation to value immediate annuities and the mortality rate specified in Table LN at Treas. Reg. 20.2031-10, unless otherwise specified in the most recently adopted or amended defined benefit plan maintained by the Employer.

     21.03  Minimum Allocation.

          (a) In any Plan Year in which this Plan is Top-Heavy, except as otherwise provided in (d), (e) and (f) below, the Employer Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation or, in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code Section 401, the largest percentage of Employer Contributions and forfeitures stated as a percentage of the first $200,000 of a Key Employee's Compensation, allocated on behalf of any Key Employee for that Plan Year. The minimum allocation is determined without regard to any Social Security contribution by the Employer. This minimum allocation shall be made even though, under other provisions of this Plan, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because (i) the Participant failed to complete the minimum number of Hours of Service specified in the Adoption Agreement for receiving an allocation, (ii) the Participant's Compensation was less than a stated amount, or (iii) the Participant made insufficient mandatory contributions to receive an Employer Contribution (allocated on a thrift matching basis) sufficient to alleviate the need a minimum allocation under this
Section 21.03.

          (b) For purposes of computing the minimum allocation, "Compensation" will have the same meaning as in Section 2.07, disregarding any exclusion from Compensation specified by the Employer in the Adoption Agreement.

          (c) During any Plan Year for which a minimum allocation is required under subsections (a) or (f) to a plan under which allocations shall be made on an integrated basis pursuant to Section 4.01(a)(iii) or 4.01(b) or a matching basis pursuant to Section 4.01(a)(ii)(B), Employer Contributions and forfeitures will be allocated to each Participant's Employer Contribution Account in the ratio that the Participant's Compensation for the Plan Year bears to all Participants' Compensation for the Plan Year but not in excess of 3% of such Compensation. The provisions of this Section 21.03(c) shall take precedence over any conflicting provisions of Section 4.01. To the extent any amount of Employer Contributions and forfeitures remains unallocated after the application of this subsection (c), such amount shall be allocated in accordance with the provisions of Section 4.01 hereof.

          (d) The provision in subsection (a) above shall not apply to any Participant who was not employed by the Employer on the last day of the Plan Year.

          (e) The provision in subsection (a) above shall not apply to any Participant to the extent the Participant is covered under any other plan (other than a plan which incorporates the Prototype Plan) or plans of the Employer, and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top-Heavy Plans will be met in such other plan or plans.

          (f) The provision in subsection (a) above shall not apply in the case of a Participant who is an Employee of an Employer who has adopted both a profit sharing plan and a money purchase pension plan which incorporate this Prototype Plan. In such case, the aggregate total of the Employer Contributions and forfeitures under both plans allocated to the Employer Contribution Account of a Participant who is not a Key Employee shall not be less than 3% of such Participant's Compensation. Unless the Employer has specified otherwise in the Adoption Agreement and such specification is sufficient to satisfy the minimum allocation requirement referred to in the preceding sentence, subsection (c) above shall apply to the allocation of Employer Contributions and forfeitures under the profit sharing plan and, only to the extent that such allocation is insufficient to satisfy the minimum allocation requirement referred to in the preceding sentence, the money purchase pension plan.

     21.04 Nonforfeitability of Minimum Allocation. The minimum allocation required (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or 411(a)(3)(D).

     21.05 Limitation on Compensation. For any Plan Year in which the Plan is Top-Heavy, only the first $200,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his or her delegate) of a Participant's Compensation for the Plan Year shall be taken into account for purposes of allocating Employer Contributions under the Plan.

     21.06 Minimum Vesting Schedule. Unless the Employer has specified a more rapid vesting schedule in the Adoption Agreement, for any Plan Year in which this Plan is Top-Heavy, the following minimum vesting schedule shall apply:

                                              Nonforfeitable Percentage of
             Vesting Years                   Employer Contribution Account

                   1                                       0%
                   2                                       20
                   3                                       40
                   4                                       60
                   5                                       80
               6 or more                                  100

     The minimum vesting schedule applies to all benefits within the meaning of Code Section 411(a)(7) attributable to Employer Contributions and forfeitures, including benefits accrued before the effective date of Code Section 416 and benefits accrued before the Plan became Top-Heavy. Further, no reduction in vested benefits may occur in the event the Plan's status as Top-Heavy changes for any Plan Year. IF conversion of the Plan into a Top-Heavy Plan has resulted in a change of the Plan's vesting schedule to the minimum vesting schedule discussed above, the change shall be treated as an amendment to the Plan and the election referred to in Section 18.01 hereof shall apply. This Section 21.06 does not apply to the Employer Contribution Account balances of any former Participant who does not have an Hour of Service after the Plan has initially become Top-Heavy and such former Participant's vested Employer Contribution Account balance will be determined without regard to this Section.

     21.07 Effect on Code Section 415 Limitations. Notwithstanding anything to the contrary in Section 5 above, the following provisions apply if the Plan is Top-Heavy.

          (a) In any Plan Year in which the Top-Heavy ratio exceeds 90% (and the Plan therefore becomes super Top-Heavy) the denominators of the Defined Benefit Fraction (as defined in Section 5.05(c) above) and the Defined Contribution Fraction (as defined in Section 5.05(d) above) shall be computed using 100% of the dollar limitation stated therein instead of 125%.

          (b) In any Plan Year in which the Top-Heavy Ratio exceeds 60%, but is less than 90%, the denominators of the Defined Benefit Fraction (as defined in Section 5.05(c) above) and the Defined Contribution Fraction (as defined in
Section 5.05(d) above) shall be computed using 100% of the dollar limitation described therein instead of 125%, unless the Employer has specified in the Adoption Agreement that the minimum allocation provisions of Section 21.03 above shall be computed using 4% of a Participant's Compensation, in which case the dollar limitations of the Defined Benefit Fraction (as defined in Section 5.05(c) above) and the Defined Contribution Fraction (as defined in Section 5.05(d) above) shall continue to be computed using 125% of the dollar limitations.

     21.08 Termination of Top-Heavy Status. If the Plan ceases to be Top-Heavy for any Plan Year and if the Employer has not specified otherwise in the Adoption Agreement, the minimum vesting schedule described in Section 21.06 shall continue to apply. If the Employer has specified in the Adoption Agreement that, upon conversion of the Plan to non-Top-Heavy status, Participants' vested benefits are to be determined according to a schedule other than the minimum vesting schedule described in Section 21.06, such change in vesting schedules shall be treated as an amendment, and the election referred to in Section 18.01 hereof shall apply.

                                   SECTION 22.
                           SPECIAL DISTRIBUTION RULES

     22.01 Special Rule for Profit Sharing Plan Participants. If this Plan is adopted as a profit sharing plan and (a) it is determined that this Plan is a direct or indirect transferee (including a plan which is amended into this Plan) of a defined benefit plan, money purchase pension plan (including a target benefit plan), stock bonus or profit sharing plan which would otherwise provide a life annuity form of payment with respect to such Participant, (b) the Plan is amended so as to allow a Participant to elect to receive his or her benefits in the form of a life annuity and Participant elects to receive his or her benefits in such form, (c) the Plan is amended to provide that absent a Qualified Election of a Participant's surviving spouse, someone other than the Participant's surviving spouse becomes entitled to the Participant's vested Account balance, or (d) if someone other than the Participant's surviving spouse is the beneficiary of any insurance purchased with funds from the Participant's Account, the provisions of Sections 8, 9, and 15 shall apply as if this Plan were adopted as a money purchase pension plan.

     22.02 Elections for Former Participants. An opportunity to make the applicable distribution elections discussed below in this Section 22.02 must be given to any living former Participant who had not begun receiving benefits from this Plan on August 23, 1984 and who would not otherwise receive the benefit forms prescribed by Sections 8 and 9 above.

          (a)  In the case of a former Participant who:

               (i) would have been entitled to receive his or her benefits in the form of a life annuity had he or she completed an Hour of Service during a Plan Year commencing after December 31, 1984,

               (ii) was credited with Service under this Plan or a predecessor plan in a plan year beginning after December 31, 1975, and

               (iii) had at least ten years of vesting Service when he or she separated from Service,

the former Participant must be given an opportunity to elect to receive his or her benefits in accordance with the provisions of Sections 8 and 9 applied as if this Plan were adopted as a money purchase pension plan.

          (b)  In the case of a former Participant:

               (i) who was credited with service under this Plan or a predecessor plan after September 1, 1974;

               (ii) who was not credited with service under this plan or a predecessor plan in a plan year beginning after December 31, 1975; and

               (iii) whose benefits would have been payable in the form of a life annuity the Participant must be given an opportunity to elect to receive his or her benefits in accordance with the provisions of Section 22.04.

          (c)  In the case of a former Participant who:

               (i) satisfies the requirements of subsection (a) but does not exercise the election made available to him or her in subsection (a), or

               (ii) satisfies the requirements of subsection (a) other than the requirement of paragraph (iii),

the former participant shall have his or her benefits distributed in accordance with the provisions of Section 22.04.

     22.03 Election Period for Certain Elections by Separated Participants. The period during which a former Participant entitled to make an election pursuant to Section 22.02 shall commence on August 23, 1984 and end on the earlier of the former Participant's death or the date benefits would otherwise commence to said former Participant.

     22.04 Benefit Form for Certain Former Participants. The benefits of a former Participant who is entitled to elect, and has elected to have his or her benefits distributed pursuant to this Section 22.04 or a former Participant whose benefits are required to be distributed in accordance with the provisions of this Section 22.04 shall be distributed in accordance with the following provisions:

          (a) If benefits in the form of a life annuity become payable to a married former Participant who:

               (i) begins to receive payments under the Plan on or after Normal Retirement Age; or

               (ii) dies on or after Normal Retirement Age while still working for the Employer; or

               (iii)  begins to receive payments prior to Normal Retirement Age;
or

               (iv) separates from Service on or after attaining Normal Retirement Age (or the qualified early retirement age) after satisfying the eligibility requirement for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

then such benefits will be received under this plan in the form of a Qualified Joint and Survivor Annuity, unless the former Participant has elected otherwise during the election period. For this purpose, the election period must begin at least six months before the participant attains qualified early retirement age and end not more than 90 days before the commencement of benefit distributions. Any election hereunder must be in writing and delivered to the Administrator; such election may be changed by the former Participant at any time by delivery of written notification of such change and/or a separate written election to the Administrator.

          (b) A former Participant who is employed at the start of the election period defined below will be given the opportunity to elect, during such election period, to have a survivor annuity payable on death. If the former Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the former Participant had retired on the day before his or her death. Any election under this provision must be in writing and delivered to the Administrator; such election may be changed by the former Participant at any time by delivery of written notification of such change and/or a separate written election to the Administrator. The election period begins on the later of (i) the 90th day before the former Participant attains the qualified early retirement age or (ii) the date the former Participant terminates employment with the Employer.

          (c)  The qualified early retirement age referred to in this Section
22.04 shall mean the latest of:

               (i) the earliest date, under the plan, on which the former Participant may elect to receive retirement benefits,

               (ii) the first day of the 120th month beginning before the former Participant reaches Normal Retirement Age, or

               (iii)  the date the former Participant began participation.

                                   SECTION 23.
                               DISTRIBUTION OPTION
                               NOTICE REQUIREMENTS

     23.01 Notice of Waivability of Qualified Preretirement Survivor Annuity. In the case of a Participant who is scheduled to receive Qualified Preretirement Survivor Annuity pursuant to section 8.01 hereof, the Administrator shall provide the Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 35, a written explanation of: (a) the terms and conditions of a Qualified Preretirement Survivor Annuity; (b) the Participant's right to make, and the effect of, an election to waive Qualified Preretirement Survivor Annuity coverage; (c) the rights of a Participant's Spouse; and (d) the Participant's right to make, and the effect of, a revocation of a previous election to waive Qualified Preretirement Survivor Annuity coverage. In the case of a Participant who becomes a Participant after the first day of the Plan Year in which the Participant attained age 32 and who is scheduled to receive a Qualified Preretirement Survivor Annuity pursuant to
Section 8.01 hereof, the Administrator shall provide the notice required by this
Section 23.01 no later than the close of the third Plan Year subsequent to the Participant's commencement of participation in the Plan.

     23.02 Notice of Waivability of Qualified Joint and Survivor Annuity. In the case of a Participant who is scheduled to receive a Qualified Joint and Survivor Annuity pursuant to the provisions of Section 9.03 hereof, the Administrator shall provide to the Participant, within a reasonable period prior to the commencement of distributions, a written explanation of: (a) the terms and conditions of a Qualified Joint and Survivor Annuity; (b) the Participant's right to make, and the effect of, an election to waive distribution in the form of a Qualified and Joint Survivor Annuity coverage; (c) the rights of the Participant's Spouse; and (d) the Participant's right to make, and the effect of, a revocation of a previous election to waive distribution in the form of the Qualified and Joint Survivor Annuity.

                                   SECTION 24.
                       WAIVER OF MINIMUM FUNDING STANDARD

     If an Employer who has adopted this Prototype Plan as a money purchase pension plan is unable to satisfy the minimum funding standard (as described in Code Section 412) for a given Plan Year, it may apply to the Internal Revenue Service for a waiver of such minimum funding standard. If the waiver is granted, the following provisions apply:

          (a) An adjusted Account balance shall be maintained for each Participant whose actual Account balance is less than or equal to his or her adjusted Account balance.

               (i) For the Plan Year for which the first waiver is granted, the adjusted Account balance as of the Valuation Date for each affected Participant equals:

                    (A)  the Participant's actual Account balance, plus

                    (B) the amount that such Participant would have received if the amount waived had been contributed.

               (ii) For each Plan Year following the Plan Year for which a waiver is granted, the adjusted Account balance for each Participant affected by such waiver (calculated as of the Valuation Date for that Plan Year) equals:

                    (A) the adjusted Account balance as of the Valuation Date in the prior Plan Year, plus

                    (B) the amount equal to the actual investment return credited or charged to the Participant's actual Account balance, plus

                    (C)  the amount equal to 5% of the excess of the amount in
(A) over the Participant's actual Account balance calculated as of the same date, plus

                    (D) the amount equal to such Participant's allocated share of the required Employer Contribution (whether or not waived) for the Plan Year (determined without regard to adjusted waiver payments and discretionary Employer Contributions), minus

                    (E) the amount of the Participant's adjusted Account balance forfeited during the Plan Year under the Plan's provisions.

          (b) For a given Plan Year, the Employer is required to contribute a certain amount in order to satisfy the minimum funding standard for such Plan Year. For each Plan Year which follows a Plan Year for which a waiver of the minimum funding standard was granted the amount equals:

               (i) the amount due as determined under Section 4.01(b) above without regard to this Section), plus

               (ii)  the adjusted waiver amount.

          (c)  The adjusted waiver amount for a given Plan Year equals:

               (i) the sum of the amounts necessary to amortize each waived funding deficiency over a period of fifteen Plan Years (measured from the Valuation Date of the Plan Year for which the corresponding waiver was granted) at 5% interest, compounded annually, minus

               (ii) the sum of the amounts necessary to amortize the total of each Plan Year's forfeitures (which have arisen since the first waiver was granted) over a period of fifteen Plan Years (measured from the Valuation Date of the Plan Year in which the corresponding forfeitures arose) at 5% interest, compounded annually.

          (d) An amount equal to the adjusted waiver amount must be contributed only until each Participant's actual Account balance equals the Participant's adjusted Account balance.

          (e) Any Plan provision which provides that Employer Contributions shall be reduced immediately by forfeitures is revoked until each Participant's actual Account balance equals that Participant's adjusted Account balance.

          (f) Discretionary Employer Contributions, which are in addition to the amounts contributed to satisfy the minimum funding standard, can be made in any given Plan Year. However, the total Employer Contribution for the Plan Year cannot exceed the then remaining underfunded amount (the sum of Participants' adjusted Account balances minus total Plan assets).

          (g) The adjusted waiver payments, discretionary Employer contributions and the forfeitures of actual Account balances for the current Plan Year shall be allocated as of that Plan Year's Valuation Date to the actual Account balances of the affected Participants.

          (h) Each time a waiver is granted, an original waiver amount ("OWA") will be determined for each affected Participant. The OWA equals the Participant's portion of the amount which was waived.

          (i) Commencing with the Valuation Date of the Plan Year for which a waiver is granted, a remaining original waiver amount ("ROWA") must be calculated for each affected Participant. As of such Valuation Date the OWA equals the ROWA. On the Valuation Date of a succeeding Plan Year the ROWA equals the prior Plan Year's ROWA multiplied by

1.05, minus the forfeiture of amounts in the prior Plan year's ROWA incurred in the current Plan Year. For each waiver that is granted one OWA and a corresponding ROWA will be established for each affected Participant.

          (j) The sum of the adjusted waiver payments, discretionary Employer Contributions and forfeitures of actual Account balances for a given Plan Year are allocated to those Participants who have ROWAs by multiplying the sum of these three amounts by the fraction:

               (i) the numerator of which equals the sum of OWAs for a particular Participant, and

               (ii) the denominator of which equals the sum of the OWAs for all Participants.

     To determine the portion of this allocation which is to be assigned to a given ROWA, multiply the allocation by the corresponding OWA, then divide by the sum of the OWAs for the particular Participant.

          (k) If the calculation of a ROWA results in a value which is less than zero, then

               (i)  the ROWA is set equal to zero,

               (ii)  the corresponding OWA is set equal to zero, and

               (iii) the excess payments will be reallocated to the remaining ROWAs.

          (l) A distribution is determined by multiplying a Participant's vested percentage by his or her adjusted Account balance. However, distributions from the Plan may not exceed a Participant's actual Account balance. If so limited, plan Participants shall receive subsequent distributions derived from future adjusted waiver payments.

                                   SECTION 25.
                                  MISCELLANEOUS

     25.01 Misrepresentation. Notwithstanding any other provision herein, if an Employee misrepresents his or her age or any other fact, any benefit payable hereunder shall be the smaller of: (a) the amount that would be payable if no facts had been misrepresented, or (b) the amount that would be payable if the facts were as misrepresented.

     25.02 Legal or Equitable Action. If any legal or equitable action with respect to the Plan is brought by or maintained against any person, and the results of such action are adverse to that person, attorney's fees and all other costs to the Employer, the Administrator or the Trust of defending or bringing such action shall be charged against the interest, if any, of such person under the Plan.

     25.03 No Enlargement of Plan Rights. It is a condition of the Plan, and each Participant by participating herein expressly agrees, that he or she shall look solely to the assets of the Trust for the payment of any benefit under the Plan.

     25.04 No Enlargement of Employment Rights. Nothing appearing in or done pursuant to the Plan shall be construed (a) to give any person a legal or equitable right or interest in the assets of the Trust or distribution therefrom, nor against the Employer, except as expressly provide herein or (b) to create or modify any contract of employment between the Employer and any Employee or obligate the Employer to continue the services of any Employee.

     25.05 Written Orders. In taking or omitting to take any action under this Plan, the Trustee may conclusively rely upon and shall be protected in acting upon any written orders from or determinations by the Employer or the Administrator as appropriate, or upon any other notices, requests, consents, certificates or other instruments or papers believed by it to be genuine and to have been properly executed, and so long as it acts in good faith, in taking or omitting to take any other action.

     25.06 No Release from Liability. Nothing in the Plan shall relieve any person from liability for any responsibility under Part 4 of Title I of the Act. Subject thereto, neither Trustee, Loan Trustee, Administrator nor Distributor nor any other person shall have any liability under the Plan, except as a result of negligence or wilful misconduct, and in any event the Employer shall fully indemnify and save harmless all persons from any liability except that resulting from their negligence or wilful misconduct.

     25.07 Discretionary Actions. Any discretionary action, including the granting of a loan pursuant to Section 10 hereof, to be taken by the Employer or the Administrator under this Plan shall be non-discriminatory in nature and all Employees similarly situated shall be treated in a uniform manner.

     25.08 Headings. Headings herein are primarily for convenience of reference, and if they conflict with the text, the text shall control.

     25.09 Applicable law. This Plan shall, to the extent state law is applicable, be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state in which (a) if the Trustee is a corporation, the Trustee has its principal place of business; (b) if the Trustee is an individual, the Trustee resides; or (c) if the Trustee is individuals, where a majority of the individuals serving as Trustee reside. The Employer's execution of the Adoption Agreement may be acknowledged where required by applicable law.

     25.10 No Reversion. Notwithstanding any other contrary provision of the Plan, but subject nevertheless to Sections 5 and 16, no part of the assets in the Trust shall revert to the Employer, and no part of such assets, other than that amount required to pay taxes or administrative expenses, shall be used for any purpose other than exclusive benefit of Employees or their Beneficiaries. However, the Employer may request a return, and this Section 25.10 shall not prohibit return, of an amount to the Employer under any of the following circumstances:

          (a) if the amount was all or part of an Employer contribution which was made as a result of a mistake of fact and the amount contributed is returned to the Employer within one year after the date on which the mistaken payment of the contribution was made, or

          (b) if the amount was all or part of an Employer contribution which was conditioned on deductibility under Code Section 404 and this condition is not satisfied, and the amount is returned to the Employer within one after the date on which the deduction is disallowed, or

          (c) if the amount was all or part of an Employer contribution which was conditioned on the initial qualification of the Plan under Code Section 401(a), this condition is not satisfied, and the amount is returned to the Employer within one year after the date on which initial qualification is denied, or

          (d) if the amount was all or part of an Employer contribution which was conditioned on the qualification of the Plan as amended under Code Section 401(a), this condition is not satisfied, the Plan amendment was submitted to the Internal Revenue Service for qualification within one year after it was adopted, and the amount is returned to the Employer within one year after the date on which requalification is denied.

     For the purposes of this Section 25.10, all Employer contributions are conditioned on initial qualification of the Plan under Code Section 401(a), qualification of the Plan as amended under Code Section 401(a), and deductibility under Code Section 404.

     25.11 Notices. The Employer will provide the notice to other interested parties contemplated under Code Section 7476 before requesting a determination by the Secretary of the Treasury or his or her delegate with respect to the qualification of the Plan.

     25.12 Conflict. In the event of any conflict between the provisions of this Plan and the terms of any contract or agreement issued thereunder or with respect thereto, the provisions of the Plan shall control. In particular, the proceeds of any life insurance contract purchased by the Trustee and not governed by an effective Designation of Beneficiary form shall be paid to the Participant's Spouse regardless of who is named as the beneficiary or beneficiaries in the contract.


                               MODEL AMENDMENT II
                                   FOR DEFINED
                               CONTRIBUTION PLANS

                                   SECTION I:
                           PURPOSE AND EFFECTIVE DATE

     1.1 Purpose. The purpose of this amendment is to amend the plan to comply with those provisions of the Tax Reform Act of 1986 that are effective prior to the first year beginning after December 31, 1988. Nothing contained in this amendment shall permit or require Matching Employer Contributions or Employee Contributions under the plan unless such Matching Employer Contributions or Employee Contributions have been authorized by the employer under other provisions of the plan or under other amendments thereto.

     1.2 Effective Date. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 1986.

                                   SECTION II:
                                   DEFINITIONS

     For the purposes of this amendment only, the following definitions shall apply:

     2.1. "Adoption Agreement Amendment" shall mean that portion of this amendment in which the Employer makes any elections permitted under the amendment.

     2.2. "Affiliated Employer" shall mean any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Employer, any trade or business (whether or not incorporated) which are under common control (as defined in section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Employer; and any other entity required to aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

     2.3. "Code" shall mean the Internal Revenue Code of 1986 and amendments thereto.

     2.4. "Compensation" shall mean, for purposes of section V of this amendment, compensation paid by the Employer to the Participant during the Plan Year which is required to be reported as wages on the Participant's Form W-2 of which, in the case of a self-employed individual, constitutes payment for services rendered includible in the self-employed individual's gross income and, if the provisions of the plan other than this amendment so provide, shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of sections 125, 402(a)(8), 402(h)(1)(B), or 403(b) of the Code.

     2.5. "Employee" shall mean employees of the Employer and shall include leased employees within the meaning of section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than twenty percent of the Employer's nonhighly compensated workforce within the meaning of Section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in section 414(n)(5) of the Code unless otherwise provided by the terms of this plan other than this amendment.

     2.6. "Employee Contributions" shall mean contributions made to the plan by a Participant during the Plan Year.

     2.7. "Employer" shall mean the entity that establishes or maintains the plan, any "Affiliated Employer" and any successor of such establishing employer.

     2.8. "Family Member" shall mean an individual described in section 414(q)(6)(B) of the Code.

     2.9.  "Highly Compensated Employee" shall mean an employee described in section 414(q) of the Code.

     2.10. "Matching Contribution" shall mean any contribution to the plan made by the Employer for the Plan Year and allocated to a Participant's account by reason of the Participant's Employee Contributions or elective deferrals.

     2.11. "Nonhighly Compensated Employee" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a Family member.

     2.12. "Participant" shall mean any Employee of the Employer who has met the eligibility and participation requirements of the plan.

     2.13. "Plan Year" shall mean the plan year otherwise specified in the plan.

                                  SECTION III:
                             PROVISIONS RELATING TO
                                LEASED EMPLOYEES

     3.1. Safe-Harbor. Notwithstanding any other provisions of the plan, for purposes of determining the number or identity of Highly Compensated Employees or for the purposes of the pension requirements of section 414(n)(3) of the Code, the employees of the Employer shall include individuals defined as Employees in section 2.5 of the amendment.

     3.2.  Participation and Accrual.  A leased employee within the meaning of section 414(n)(2) of the Code shall become a Participant in, and accrue benefits under, the plan based on service as a leased employee only as provided in provisions of the plan other than this section III.

     3.3. Effective Date. This section III shall be effective for services performed after December 31, 1986.

                                   SECTION IV:
                          LIMITATIONS ON CONTRIBUTIONS
                                  AND BENEFITS

     4.1.  Revised Contribution Limitations under Defined Contribution Plan.

     4.1(a). Definition of Annual Additions. For purposes of the plan, "Annual Addition" shall mean the amount allocated to a Participant's account during the Limitation Year that constitutes:

          (i) Employer Contributions or Employee Contributions, including Excess Contributions as defined in section 401(k)(8)(B) of the Code, Excess Aggregate Contributions as defined in section 401(m)(6)(B), and Excess Deferrals as described in section 402(g), regardless of whether such amounts are distributed or forfeited;

          (ii)  Forfeitures; and

          (iii) Amounts described in sections 415(l)(1) and 419A(d)(2) of the Code.

     4.1(b). Maximum Annual Addition. The maximum Annual Addition that may be contributed or allocated to a Participant's account under the plan for any Limitation Year shall not exceed the lesser of:

          (i)  the Defined Contribution Dollar Limitation, or

          (ii) 25 percent of the Participant's compensation, within the meaning of section 415(c)(3) of the Code for the Limitation Year.

     4.1(c). Special Rules. The compensation limitation referred to in section 4.1(b)(ii) shall not apply to:

          (i) Any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service which is otherwise treated as an Annual Addition, or

          (ii) Any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

     4.1(d). Definitions. For purposes of section 4.1, "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the Limitation Year.

     4.2.  Special Rules for Plans Subject to Overall Limitations Under Code
Section 415(e).

     4.2(a). Recomputation Not Required. The Annual Addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all Employee Contributions as an Annual Addition.

     4.2(b). Adjustment of Defined Contribution Plan Fraction. If the plan satisfied the applicable requirements of section 415 of the Code as in effect fro all Limitation Years beginning before January 1, 1987, an amount shall be subtracted from the numerator of the defined contribution plan fraction (not exceed such numerator) as prescribed by the Secretary of the Treasury so that the sum of the defined benefit plan fraction and defined contribution plan fraction computed under section 415(e)(1) of the Code (as revised by this section IV) does not exceed 1.0 for such Limitation Year.

     4.3. Limitation Year. For purposes of this section IV, "Limitation Year" shall mean the limitation year specified in the plan, or if none is specified, the calendar year.

     4.4.  Effective Date of Section IV Provisions.  The provisions of this section IV shall be effective for Limitation Years beginning after December 31, 1986.

     4.5. For purposes of this section IV, Affiliated Employer shall also include those employers described in section 415(h) of the Code.

                                   SECTION V:
                             LIMITATIONS ON EMPLOYEE
                                  CONTRIBUTIONS

     5.1. Applicability of this Section. This section V shall apply to the plan only if such plan permits Employee Contributions or allocates Matching Contributions to Participants' accounts in Plan Years beginning after December 31, 1986.

     5.2.  Contribution Percentage.

     5.2(a). The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

     5.2(b). The Average Contribution Percentage for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided that the Average Contribution Percentage for Highly Compensated Employees does not exceed the Average Contribution Percentage for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

     5.3. Definitions. For purposes of this section V, the following definitions shall apply:

     5.3(a). "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

     5.3(b). "Contribution percentage" shall mean the ratio (expressed as a percentage) if the sum of the Employee Contributions and Matching Contributions under the plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year.

     5.3(c). "Eligible Participant" shall mean any employee who is authorized under the terms of the plan to have Employee Contributions or Matching Contributions allocated to his account for the Plan Year.

     5.4.  Special Rules.

     5.4(a). For purposes of this section V, the Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to make Employee Contributions, or to have Matching Contributions within the meaning of section 401(m)(4)(A) of the Code allocated to his account under two or more plans described in section 401(a) of the Code or arrangements described in section 401(k) of the Code that are maintained by the Employer shall be determined as if the total of such Employee Contributions and Matching Contributions was made under each plan.

     5.4(b). In the event that this plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this plan, then this section V shall be applied by determining the Contribution Percentages of Eligible Participants as if all such plans were a single plan.

     5.4(c). For purposes of determining the Contribution Percentage of an Eligible Participant who is a Highly Compensated Employee, the Employee Contributions, Matching Contributions and Compensation of such Eligible Participant shall include the Employee Contributions, Matching Contributions and Compensation of Family Members. Family Members with respect to Highly Compensated Employees shall be disregarded as separate employees in determining the Contribution Percentage both for Eligible Participants who are Nonhighly Compensated Employees and for Eligible Participants who are Highly Compensated Employees.

     5.4(d). The determination and treatment of the Contribution Percentage of any Eligible Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     5.5.  Distribution of Excess Aggregate Contributions.

     5.5(a). In General. Excess Aggregate Contributions plus any income and minus any loss allocable thereto shall be forfeited, if otherwise forfeitable under the terms of this plan, or if not forfeitable, distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Participants to whose accounts Employee Contributions or Matching Contributions were allocated for the preceding Plan Year.(1) Excess Aggregate Contributions shall be treated as Annual Additions under section 4.1(a) of this amendment.

     5.5(b). Excess Aggregate Contribution. For purposes of this amendment, "Excess Aggregate Contribution" shall mean the amount described in section 401(m)(6)(B) of the Code.

     5.5(c). Determination of Income or Loss. The Excess Aggregate Contributions to be forfeited, if otherwise forfeitable under the terms of the plan, or if not forfeitable, distributed to the Participant shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate Contributions shall be determined by multiplying the income or loss allocable to the Participant's Employee Contributions and Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Employee Contributions and Matching Contributions on the last day of the preceding Plan Year.

     5.5(d). Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be distributed from the Participant's Employee Contribution account, and forfeited if otherwise forfeitable under the terms of the plan (or, if not forfeitable, distributed) from the Participant's Matching Contribution account in proportion to the Participant's Employee Contributions and Matching Contributions for the Plan Year.

     5.5(e). Allocation of Forfeitures. Amounts forfeited by Highly Compensated Employees under this section V shall be:

          (i) Treated as Annual Additions under section 4.1(a) of this amendment and either;

          (ii) Applied to reduce Employer contributions if forfeitures of matching Contributions under the plan are applied to reduce Employer contributions; or

          (iii) Allocated, after all other forfeitures under the plan, and subject to section 5.4(f) of this amendment, to the same Participants and in the same manner as such other forfeitures of Matching Contributions are allocated to other Participants under the plan.

     5.5(f).  Notwithstanding the foregoing, no forfeitures arising under this section V shall be allocated to the account of any Highly Compensated Employee.

------------------
(1) If Excess Aggregate Contributions plus any income and minus any loss allocable thereto are forfeited (if forfeitable) or distributed more than 2-1/2 months after the last day of the Plan Year in which such Excess Aggregate Contributions arose, then section 4979 of the Code imposes a ten (10) percent excise tax on the employer maintaining the plan with respect to such amounts.

                                   SECTION VI:
                          QUALIFIED VOLUNTARY EMPLOYEE
                           CONTRIBUTIONS NOT PERMITTED

     6.1. The plan shall accept no Employee Contributions designated by the Participant as deductible employee contributions (within the meaning of section 72(o)(5)(A) of the Code) for a taxable year of the Participant beginning after December 31, 1986.

                                  SECTION VII:
                        DETERMINATION OF TOP HEAVY STATUS

     7.1. Solely for the purpose of determining if the plan or any other plan included in a required aggregation group of which this plan is a part, is top-heavy (within the meaning of section 416(g) of the Code) the accrued benefit in a defined benefit plan of an Employee other than a Key Employee (within the meaning of section 416(i)(1) of the Code) shall be determined under (a) the method, of any, that uniformly applies for accrual purposes under all plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of section 411(b)(1)(C) of the Code.

                                  SECTION VIII:
                                    RESERVED


                                   SECTION IX:
                               BENEFIT FORFEITURES

     9.1. Applicability of this Section. This section IX shall apply to the plan only if such plan is a money purchase pension plan, other than a target benefit plan, and the Employer elects in the Adoption Agreement Amendment to have this section apply.

     9.2. Allocation of Forfeitures. Notwithstanding any other provision of the plan, forfeitures occurring in Plan Years specified in the Adoption Agreement Amendment shall be allocated to Participants entitled to an allocation of Employer contributions for the Plan Year in which the forfeiture occurs in proportion to their compensation. The plan shall continue to be designed to qualify as a money purchase pension plan for purposes of section 401(a), 402, 412 and 417 of the Code.

     9.3. Forfeitures. For purposes of this section IX, "forfeitures" shall mean those nonvested amounts allocated to Participants' accounts that, under the terms of the plan immediately prior to the adoption of this amendment, would have been applied, if forfeited to reduce employer contributions under the plan.

                                   SECTION X:
                              PROFITS NOT REQUIRED

     10.1. Applicability of this Section. This section X shall apply to the plan only if such plan is a profit-sharing plan and the Employer elects in the Adoption Agreement to have this section apply.

     10.2. Employer Contributions. Notwithstanding any other provision of the plan, Employer Contributions for Plan Years specified in the Adoption Agreement Amendment shall be made to the plan without regard to current or accumulated earnings and profits for the taxable year or years ending with or within such Plan Year. The plan shall continue to be designed to qualify as a profit-sharing plan for purposes of sections 401(a), 402, 412 and 417 of the Code.


                                  MODEL CASH OR
                                    DEFERRED
                                   ARRANGEMENT
                                    AMENDMENT

                                   SECTION I:
                           PURPOSE AND EFFECTIVE DATE

     1.1. Purpose. If so elected in the cash or deferred arrangement (CODA) adoption agreement, it is the intention of the Employer to incorporate a CODA, which satisfies the requirements of section 401(k) of the Code, as part of its profit-sharing plan.

     1.2. Effective Date. The CODA is effective upon adoption by the adopting employer subject to the limitations specified in section XI of the CODA adoption agreement.

                                   SECTION II:
                                   DEFINITIONS

     The following definitions shall apply for purposes of this amendment only:

     2.1. "Actual Deferral Percentage" shall mean the ratio (expressed as a percentage) of Elective Deferrals, Qualified Matching Contributions (to the extent taken into account in section 3.6 of the CODA, pursuant to section 3.4(A) of the CODA adoption agreement) and Qualified Non-elective Contributions on behalf of a Participant for the Plan Year to the Participant's Compensation for the Plan Year. The Actual Deferral Percentage of an Employee who is eligible to, but does not make an Elective Deferral and who does not receive an allocation of a Qualified Matching Contribution or a Qualified Non-elective Contribution, is zero.

     2.1(a). Qualified Matching Contributions (to the extent taken into account in section 3.6 of the CODA) shall be treated as Qualified Non-elective Contributions for the purposes of this section, as well as sections 2.11, 3.7(a), 3.7(b), 3.7(c), 3.8, 3.8(a), 3.8(b), 3.10, 3.11, 5.1 and 5.2 of the CODA
and section 7.1 of the CODA adoption agreement. Also, to the extent that Qualified Matching Contributions are taken into account in section 3.6 of the CODA, then any earnings that are attributable to such Qualified Matching Contributions must be allocated to a Participant's Qualified Non-elective Contribution accounts under section 3.10 of the CODA.

     2.2. "Adjustment Factor" shall mean the cost of living factor prescribed by the Secretary of the Treasury under section 415(d) of the Code for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

     2.3. "Affiliated Employer" shall mean any corporation which is a member of a controlled group of corporations (as defined in section 414(b) of the Code) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in section 414(c) of the Code) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in section 414(m) of the Code) which includes the Employer; and any other entity required to aggregated with the Employer pursuant to regulations under section 414(o) of the Code.

     2.4. "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral Percentages of the Participants in a group.

     2.5.  "Code" shall mean the Internal Revenue Code of 1986.

     2.6. "Compensation" shall mean, unless otherwise elected in the CODA adoption agreement, compensation paid by the Employer to the Participant during the Plan Year which is required to be reported as wages on the Participant's Form W-2, or which, in the case of a self-employed individual, constitutes payment for services includible in the self-employed individual's gross income. This definition shall apply solely for purposes of determining the Actual Deferral Percentage under section 3.6 and the Contribution Percentage under section 7.1.

     2.7. "Elective Deferrals" shall mean contributions made to the plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and shall include contributions that are made pursuant to a salary reduction agreement. Such contributions must be nonforfeitable when made and distributable only as specified in section 5.1 below.

     2.8. "Employee" shall mean employees of the Employer and shall include leased employees within the meaning of section 414(n)(2) of the Code. Notwithstanding the foregoing, if such leased employees constitute less than twenty (20) percent of the Employer's Non-highly Compensated work force within the meaning of section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in section 414(n)(5)(B) of the Code unless otherwise provided by the terms of this plan other than this amendment.

     2.9. "Employee Contributions" shall mean contributions made to the plan by a Participant during the Plan Year.

     2.10. "Employer" shall mean the entity that establishes or maintains the plan, any successor to such entity, and any Affiliated Employer.

     2.11. "Excess Contributions" shall mean, with respect to any Plan Year, the aggregate amount of Elective Deferrals and Qualified Non-elective Contributions actually paid over to the trust on behalf of Highly Compensated Employees for such Plan Year over the maximum amount of such contributions permitted under section 3.6 below.

     2.12. "Excess Elective Deferrals" shall mean the amount of Elective Deferrals for a calendar year that the Participant allocates to this plan pursuant to the claim procedure set froth in section 3.5(a)(1).

     2.13. "Family Member" shall mean an individual described in section 414(q)(6)(B) of the Code.

     2.14.  "Highly Compensated Employee" shall mean an Employee described in section 414(q) of the Code.

     2.15. "Matching Contribution" shall mean any contribution to the plan made by the Employer for the Plan Year and allocated to a Participant's account by reason of the Participant's Employee Contributions or Elective Deferrals. Matching Contributions are subject to the distribution provisions applicable to Employer contributions in the underlying plan document.

     2.16. "Non-highly Compensated Employee" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member.

     2.17. "Participant" shall mean any Employee of the Employer who has met the eligibility and participation requirements of the Plan.

     2.18. "Plan Year" shall mean the plan year otherwise specified in the plan.

     2.19. "Qualified Non-elective Contributions" shall mean contributions (other than Matching Contributions) made by the Employer and allocated to Participants' accounts that the Participants may not elect to receive in cash until distributed from the plan; that are nonforfeitable when made; and that are distributable only as specified in section 5.1.

     2.20. "Qualified Matching Contributions" shall mean any contributions to the plan made by the Employer for the Plan Year and allocated to a Participant's account by reason of Elective Deferrals, that are non-forfeitable when made, and that are distributable only as specified in section 5.1.

                                  SECTION III:
                               ELECTIVE DEFERRALS

     3.1. Allocation of Deferrals. The Employer shall contribute and allocate to each Participant's Elective Deferral account an amount equal to the amount of a Participant's Elective Deferrals.

     3.2. Elective Deferrals Pursuant to a Salary Reduction Agreement. To the extent provided in the CODA adoption agreement, a Participant may elect to have Elective Deferrals made under this plan. Elective Deferrals shall include single-sum and continuing contributions made pursuant to a salary reduction agreement.

     3.2(a). Commencement of Elective Deferrals. A Participant shall be afforded a reasonable period at least once each calendar year, as specified in section 2.1(a) of the CODA adoption agreement, to elect to commence Elective Deferrals. Such election shall not become effective before the time specified in section 2.1(a) of the CODA adoption agreement.

     3.2(b). Modification and Termination of Elective Deferrals. A Participant's election to commence Elective Deferrals shall remain in effect until modified or terminated. A Participant shall be afforded a reasonable period at least once each calendar year, as specified in section 2.1(b) of the CODA adoption agreement, to modify the amount or frequency of his or her Elective Deferrals. A Participant may terminate his or her election to make Elective Deferrals at any time.

     3.3. Cash bonuses. To the extent provided in section 2.2 of the CODA adoption agreement, a Participant may also base Elective Deferrals on cash bonuses that, at the Participant's election, may be contributed to the CODA or received by the Participant in cash.

     3.3(a). Time and Manner of Election. A Participant shall be afforded a reasonable period, as provided in section 2.2 of the CODA adoption agreement, to elect to defer amounts described in section 3.3 above to the CODA. Such election shall not become effective before the time specified in section 2.2(a) of the CODA adoption agreement.

     3.4. Maximum Amount of Elective Deferrals. A Participant's Elective Deferrals are subject to any limitations imposed in Section 2.1 of the CODA adoption agreement and any further limitations under the plan. No Participant shall be permitted to have Elective Deferrals made under this plan during any calendar year in excess of $7,000, multiplied by the Adjustment Factor.

     3.5. Distribution of Excess Elective Deferrals. Notwithstanding any other provision of the plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15, 1988, and each April 15 thereafter, to Participants to whose accounts Excess Elective Deferrals were allocated for the preceding calendar year and who claim Excess Elective Deferrals for such calendar year. Excess Elective Deferrals shall be treated as Annual Additions under the plan.

     3.5(a)(1). The Participant's claim shall be in writing; shall be submitted to the plan administrator not later than the date elected in section 8.1 of the CODA adoption agreement; shall specify the amount of the Participant's Excess Elective Deferral for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other plans or arrangements described in sections 401(k), 408(k), or 403(b) of the Code, will exceed the limit imposed on the Participant by section 402(g) of the Code for the year in which the deferral occurred.

     3.5(a)(2). Determinations of Income or Loss. The Excess Elective Deferral shall be adjusted for income or loss. The income or loss allocable to Excess Elective Deferrals shall be determined by multiplying the income or loss allocable to Participant's Elective Deferrals for the Plan Year by a fraction, the numerator of which is the Excess Elective Deferral on behalf of the Participant for the preceding Plan Year and the denominator of which is the Participant's account balance attributable to Elective Deferrals on the last date of the preceding Plan Year.

     3.6. Average Actual Deferral Percentage. The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests: (a) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or (b) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2.0, provided that the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

     3.7.  Special Rules.

     3.7(a). The Actual Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan year and who is eligible to have Elective Deferrals or Qualified Non-elective Contributions allocated to his or her account under two or more arrangements described in section 401(k) of the Code that are maintained by the Employer shall be determined as if such Elective Deferrals and Qualified Non-elective Contributions were made under a single arrangement.

     3.7(b). For purposes of determining the Actual Deferral Percentage of a Participant who is a Highly Compensated Employee, the Elective Deferrals, Qualified Non-elective Contributions and Compensation of such Participant shall include the Elective Deferrals, Qualified Non-elective Contributions, and Compensation of Family Members. Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Actual Deferral Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

     3.7(c). The determination and treatment of the Elective Deferrals, Qualified Non-elective Contributions, and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     3.8. Distribution of Excess Contributions. Notwithstanding any other provision of the plan, except section 3.9(b) herein, Excess Contributions plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Participants to whose accounts Elective Deferrals and Qualified Non-elective Contributions were allocated for the preceding Plan Year. Excess Contributions shall be treated as Annual Additions under the plan.

     3.8(a). Determination of Income or Loss. The Excess Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Contributions shall be determined by multiplying the income or loss allocable to a Participant's Elective Deferrals and Qualified Non-elective Contributions for the Plan Year by a fraction, the numerator of which is the Excess Contribution on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable Elective Deferrals and Qualified Non-elective Contributions on the last day of the preceding Plan Year.

     3.8(b). Accounting for Excess Contributions. Amounts distributed under this section shall be made from the Participant's Elective Deferral account and Qualified Non-elective Contribution account in proportion to the Participant's Elective Deferrals and Qualified Non-elective Contributions for the Plan Year.

     3.9.  Qualified Non-elective Contributions.

     3.9(a). The Employer may elect to make Qualified Non-elective Contributions under the plan on behalf of Employees as provided in sections 3.1 and 4.1 of the CODA adoption agreement.

     3.9(b). Special Qualified Non-elective Contributions. In lieu of distributing Excess Contributions as provided in sections 3.8(a)-(b) above, and to the extent provided in sections 3.1 and 4.2 of the CODA adoption agreement, the Employer may make special Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either of the Average Actual Deferral Percentage tests. Allocations of Qualified Non-elective Contributions to each Non-highly Compensated Employee's account shall be made in accordance with section 4.2 of the CODA adoption agreement.

     3.10. Separate Accounts. A separate account shall be maintained for that portion of a Participant's accrued benefit that is attributable to Elective Deferrals and a separate account shall be maintained for that portion of a Participant's accrued benefit that is attributable to Qualified Non-elective Contributions. Each separate account shall be credited with the applicable contributions, earnings and losses, distributions, and other adjustments.

     3.11. Under no circumstances may Elective Deferrals and Qualified Non-elective Contributions be contributed and allocated to the trust under the plan later than thirty (30) days after the close of the Plan Year for which the contributions are deemed to be made, or such other time as provided in applicable regulations under the Code.

                                   SECTION IV:
                             TOP-HEAVY REQUIREMENTS

     4.1. If the underlying plan document does not designate another plan to satisfy the top-heavy requirements of section 416 of the Code, or if the underlying plan document allocates less than three (3) percent of each Non-key Employee's top-heavy compensation under the plan to such Participant's account for a Plan Year, then the minimum top-heavy allocation under the plan shall be allocated on behalf of Non-key Employees in accordance with section 416 of the Code. Such allocation shall not be less than the lesser of three (3) percent of such Participant's compensation or, in the case where the Employer has no defined benefit plan which designates this plan to satisfy section 401 of the Code, the largest percentage of Employer contributions and forfeitures, as a percentage of the first $200,000 of the Key Employee's compensation, allocated on behalf of any Key Employee for that year.

     4.2. For purposes of determining whether a plan is top-heavy under section 416 of the Code, Elective Deferrals are considered Employer contributions.

                                   SECTION V:
                           SPECIAL DISTRIBUTION RULES

     5.1. Except as provided in section 7.1 of the CODA adoption agreement, Elective Deferrals, Qualified Non-elective Contributions and income allocable thereto are not distributable to the Participant, or the Participant's beneficiary or beneficiaries, in accordance with the Participant's or beneficiary's election, earlier than upon separation from service, death, or disability, as defined in the underlying plan document.

     5.2.  Distribution on Account of Financial Hardship.

     5.2(a). If elected by the Employer in section 7.1(e) of the CODA adoption agreement, distributions of Elective Deferrals and Qualified Non-elective Contributions under the CODA may be made on account of financial hardship if the distribution is necessary in light of the immediate and heavy financial needs of the Participant. Such a distribution shall not exceed the amount required to meet the immediate financial need created by the hardship and may not be made to the extent that other financial resources of the Participant are reasonably available.

     5.2(b). The determination of the existence of financial hardship, and the amount required to be distributed to meet the need created by the hardship, shall be made by a person or persons designated by the Employer (unless a different person or persons are given authority elsewhere in the plan to approve hardship distributions).

     5.2(c). All determinations regarding financial hardship shall be made in accordance with written procedures that are established by the person or persons described in section 5.2(b) above, and applied in a uniform and nondiscriminatory manner. Such written procedures shall specify the requirements for requesting and receiving distributions on account of hardship, including what forms must be submitted and to whom. All determinations regarding financial hardship must be made in accordance with objective criteria set forth in section 7.2(a) through (c) of the CODA adoption agreement. Such determinations must also comply with applicable regulations under the Code.

     5.2(d). Processing of applications and distributions of amounts under this section, on account of a bona fide financial hardship, must be made as soon as administratively feasible.

                                   SECTION VI:
                             MATCHING CONTRIBUTIONS

     6.1. If elected by the Employer in the CODA adoption agreement, the Employer will made Matching Contributions to the plan. The amount of such Matching Contributions shall be calculated by reference to the Participant's Elective Deferrals as specified by the Employer in the adoption agreement.

     6.2. Separate Account. A separate account shall be maintained for that portion of a Participant's accrued benefit that is attributable to Matching Contributions. Such separate account shall be credited with the applicable contributions, earnings and losses, distributions, and other adjustments.

     6.3. Vesting. Matching Contributions will be vested in accordance with the Employer's election in section 6.3 of the CODA adoption agreement.

     6.4. Forfeitures. Forfeitures of Matching Contributions other than Excess Aggregate Contributions shall be made in accordance with the forfeiture provisions otherwise applicable to Employer contributions in the underlying plan document.

     6.5.  Qualified Matching Contributions.

     6.5(a). If elected by the Employer in section 3.1(A) of the CODA adoption agreement, the Employer will make Qualified Matching Contributions to the plan. The amount of such Qualified Matching Contributions shall be calculated by reference to the Participant's Elective Deferrals as specified in the CODA adoption agreement.

                                  SECTION VII:
                             LIMITATIONS ON EMPLOYEE
                           CONTRIBUTIONS AND MATCHING
                                  CONTRIBUTIONS

     7.1.  Contribution Percentage.

     7.1(a). The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

     7.1(b). The Average Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Contribution Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by two (2), provided that the Average Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Average Contribution Percentage for Participants who are Non- highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

     7.2. Definitions. For purposes of this section, the following definitions shall apply:

     7.2(a). "Average Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Participants in a group.

     7.2(b). "Contribution Percentage" shall mean the ratio (expressed as a percentage) if the sum of the Employee Contributions, Matching Contributions and Qualified Matching Contributions (to the extent not taken into account in Section 3.6 of the CODA) under the plan on behalf of the Participant for the Plan Year to the Participant's Compensation for the Plan Year.

     7.2(b)(1). Qualified Matching Contributions (to the extent not taken into account in Section 3.6 of the CODA) shall be treated as Matching Contributions for the purposes of this section and sections 7.3(a), 7.3(b), 7.4(a), 7.4(b), and 7.4(d) of the CODA.

     7.2(c). "Excess Aggregate Contributions" shall mean the amount described in 401(m)(6)(B) of the Code.

     7.3.  Special Rules.

     7.3(a). For purposes of this section, the Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to make Employee Contributions, or to have Matching Contributions allocated to his or her account under two or more plans described in section 401(a) of the Code, or arrangements described in section 401(k) of the Code, that are maintained by the Employer, shall be determined as if the total of such Employee Contributions and Matching Contributions was made under each plan.

     7.3(b). In the event that this plan satisfies the requirements of section 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 410(b) of the Code only if aggregated with this plan, then this section shall be applied by determining the Contribution Percentages of Participants as if all such plans were a single plan.

     7.3(c). For purposes of determining the Contribution Percentage of a Participant who is a Highly Compensated Employee, the Employee Contributions, Matching Contributions and Compensation of such Participant shall include the Employee Contributions, Matching Contributions and Compensation of Family Members. Family Members with respect to Highly Compensated Employees shall be disregarded as separate employees in determining the Actual Deferral Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

     7.3(d). The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     7.4.  Distribution of Excess Aggregate Contributions.

     7.4(a). General Rule. Notwithstanding any other provision of this plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year beginning after December 31, 1987, to Participants to whose accounts Employee Contributions or Matching Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be treated as Annual Additions under the plan.

     7.4(b). Determination of Income or Loss. The Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to Excess Aggregate Contributions shall be determined by multiplying the income or loss allocable to the Participant's Employee Contributions and Matching Contributions for the Plan Year by a fraction, the numerator of which is the Excess Aggregate Contributions on behalf of the Participant for the preceding Plan Year and the denominator of which is the sum of the Participant's account balances attributable to Employee Contributions and Matching Contributions on the last day of the preceding Plan Year.

     7.4(c). Treatment of Forfeitures. Forfeitures of Excess Aggregate Contributions may either serve to reduce Employer contributions or may be reallocated to the accounts of Non-highly Compensated Employees, as elected by the Employer in section 9.1 of the CODA adoption agreement. Amounts forfeited by Highly Compensated Employees under this section shall be treated as Annual Additions under the plan. The allocation of such forfeitures shall be made pursuant to section 9.1 of the Adoption Agreement. However, no forfeitures arising under this section shall be allocated to the account of any Highly Compensated Employee.

     7.4(d). Accounting for Excess Aggregate Contributions. Excess Aggregate Contributions shall be distributed from the Participant's Employee Contribution account, and forfeited if otherwise forfeitable under the terms of the plan (or, if not forfeitable, distributed) from the Participant's Matching Contribution account in proportion to the Participant's Employee Contributions and Matching Contributions for the Plan Year.

     7.4(e). The determination of the Excess Aggregate Contributions shall be made after first determining the Excess Elective Deferrals, and then determining the Excess Contributions.

FOOTNOTES: The following provisions of the model CODA warrant additional explanation:

     1.   2.8 and 2.13.  Leased employees that are defined as Employees in section 2.8 of the amendment to the basic plan document must be considered for purposes of determining the identity and number of Highly Compensated Employees.

     2. 3.5. Excess Elective Deferrals that are distributed after April 15 are not only includible in the Participant's gross income in the taxable year when made, but are also includible in the Participant's gross income again in the year when distributed.

     3. 3.8 and 7.4(a). The model CODA permits a plan to distribute Excess Contributions and Excess Aggregate Contributions on or before the last day of the Plan Year after the Plan Year in which such excess amounts arose. Distribution of such amounts or other corrective action, is required under sections 401(k)(8) and 401(m)(6) of the Code if the plan is to maintain its tax-qualified status. However, if such excess amounts, plus any income and minus any loss allocable thereto, are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, then section 4979 of the Code imposes a ten (10) percent excise tax on the Employer maintaining the plan with respect to such amounts.

     4. 3.9. Any additional contributions that are allocated pursuant to this section shall be subject to the limitations under section 415(c) of the Code.

     5. 8.1. If section 8 is not adopted, Employer contributions, including Elective Deferrals, are limited to accumulated earnings or profits for the taxable year or years ending within the Plan Year.